                                                                     EXHIBIT 2.1

================================================================================




                         AGREEMENT AND PLAN OF MERGER


                                 By and Among


                    Signature Resorts, Inc. ("Signature"),

                      Primavera Acquisition Corp. ("PAC")



                                      and


                    Plantation Resorts Group, Inc. ("PRG")



                                  Dated as of

                                 May 15, 1997


================================================================================

                             TABLE OF CONTENTS
                             -----------------

                                                                                PAGE
                                                                                ----

                                   ARTICLE I
                              TERMS OF THE MERGER
1.1    MERGER AND PREDECESSOR ENTITIES.......................................    1
1.2    TIME AND PLACE OF CLOSING.............................................    2
1.3    EFFECTS OF MERGER.....................................................    2
1.4    METHOD OF CARRYING MERGER INTO EFFECT.................................    3
1.5    CHARTER, BYLAWS AND BOARD OF DIRECTORS OF THE SURVIVING CORPORATION...   34

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SIGNATURE

2.1    ORGANIZATION..........................................................    4
2.2    ARTICLES OF INCORPORATION, BYLAWS AND AGREEMENTS......................    4
2.3    AUTHORIZATION.........................................................    4
2.4    CAPITAL STRUCTURE.....................................................    4
2.5    SEC DOCUMENTS; FINANCIAL STATEMENTS...................................    5
2.6    SIGNATURE STOCK.......................................................    5
2.7    ACCOUNTING TREATMENT..................................................    5
2.8    ABSENCE OF CERTAIN CHANGES OR EVENTS..................................    5
2.9    NONCONTRAVENTION......................................................    6
2.10   BOOKS AND RECORDS.....................................................    6
2.11   STATE TAKEOVER STATUTES...............................................    6
2.12   DISCLOSURE............................................................    6

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PRG
                              AND PRG SHAREHOLDERS

3.1    ORGANIZATION..........................................................    7
3.2    ARTICLES OF INCORPORATION, BYLAWS AND AGREEMENTS......................    8
3.3    CAPITAL STRUCTURE AND OWNERSHIP.......................................    8
3.4    AUTHORIZATION.........................................................    8
3.5    FINANCIAL STATEMENTS AND ABSENCE OF CHANGES...........................    9
3.6    TITLE TO AND CONDITION OF ASSETS AND PROPERTY.........................    9
3.7    INSURANCE.............................................................   12
3.8    ENVIRONMENTAL MATTERS.................................................   13
3.9    MINUTE AND STOCK BOOKS; RECORDS.......................................   13
3.10   LIABILITIES...........................................................   13
3.11   CONTRACTS.............................................................   14

3.12   LITIGATION AND COMPLIANCE............................................    15
3.13   NON-CONTRAVENTION....................................................    16
3.14   LICENSES, PERMITS AND REQUIRED CONSENTS..............................    16
3.15   LABOR MATTERS........................................................    17
3.16   EMPLOYEE BENEFIT PLANS...............................................    18
3.17   TAXES AND RETURNS....................................................    18
3.18   CHANGES..............................................................    20
3.19   ACCOUNTS RECEIVABLE..................................................    20
3.20   SALES TRENDS.........................................................    21
3.21   SOFTWARE.............................................................    21
3.22   NO ADVERSE ACTIONS...................................................    21
3.23   REPORTING............................................................    21
3.24   DISCLOSURE...........................................................    21

                                   ARTICLE IV
            ADDITIONAL AGREEMENTS AND REPRESENTATIONS OF THE PARTIES

4.1    ORDINARY COURSE......................................................    22
4.2    ACCESS PRIOR TO CLOSING..............................................    23
4.3    REGULATORY AND OTHER AUTHORIZATIONS..................................    24
4.4    FURTHER ASSURANCES...................................................    24
4.5    PAYMENT OF TAXES.....................................................    24
4.6    DELIVERY.............................................................    25
4.7    EMPLOYEES............................................................    25
4.8    CONTINUED RELATIONSHIPS..............................................    25
4.9    CONFIDENTIALITY......................................................    25
4.10   ADDITIONAL AGREEMENTS AND RELATIONSHIPS..............................    26
4.11   NO SOLICITATION......................................................    27
4.12   AGREEMENT OF AFFILIATES..............................................    27
4.13   NASDAQ QUOTATION OF SIGNATURE STOCK..................................    28
4.14   ACCOUNTING TREATMENT.................................................    28
4.15   LIABILITIES OF PRG...................................................    28
4.16   FILING OF REPORTS....................................................    28
4.17   PRG LENDER CONSENTS..................................................    28

                                   ARTICLE V
                              REGISTRATION RIGHTS

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

6.1    CLOSING CONDITIONS OF PRG AND THE PRG SHAREHOLDERS...................    29
6.2    CLOSING CONDITIONS OF SIGNATURE......................................    30

                                  ARTICLE VII

                                                                              PAGE
                                                                              ----
                                  THE CLOSING
7.1   DELIVERIES BY PRG......................................................   32
7.2   SIGNATURE'S DELIVERIES.................................................   34

                                  ARTICLE VIII
                                  TERMINATION

8.1   TERMINATION............................................................   34
8.2   EFFECT OF TERMINATION..................................................   35
8.3   TERMINATION PAYMENTS AND EXPENSE REIMBURSEMENTS........................   35
8.4   SPECIFIC PERFORMANCE...................................................   36

                                   ARTICLE IX
                      INDEMNIFICATION AND HOLDBACK SHARES

9.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................   37
9.2   INDEMNIFICATION OF SIGNATURE...........................................   37
9.3   SECURITY FOR INDEMNIFICATION OF SIGNATURE..............................   39
9.4   INDEMNIFICATION OF PRG AND THE PRG SHAREHOLDERS........................   41
9.5   EXCLUSIVITY OF INDEMNIFICATION.........................................   41
9.6   ARBITRATION............................................................   42

                                   ARTICLE X
                                 MISCELLANEOUS

10.1  GOVERNING LAW AND CONSENT TO JURISDICTION..............................   42
10.2  NOTICES................................................................   42
10.3  ASSIGNMENT.............................................................   43
10.4  SECTION HEADINGS.......................................................   44
10.5  COUNTERPARTS...........................................................   44
10.6  AMENDMENT..............................................................   44
10.7  ENTIRE AGREEMENT.......................................................   44
10.8  BINDING EFFECT.........................................................   44
10.9  SEVERABILITY...........................................................   44

                                LIST OF EXHIBITS
                                ----------------


EXHIBIT
-------

          DESCRIPTION
          -----------

3.1(a)    PRG Qualifications

3.1(b)    Subsidiaries and Qualifications

3.1(C)    Homeowner Associations

3.1(d)    Ownership Structure of Related Parties

3.2(a)    List of Organizational Documents of PRG and Related Parties, as
          Amended

3.2(b) Restrictions upon Transfer or Pertaining to Securities of PRG and Related Parties

3.3       Capital Structure and Ownership

3.4       Resolution of PRG Shareholders Approving Merger

3.5       Financial Statements

3.6(a)    PRG Property and Title/Compliance Exceptions

3.6(b)    Intellectual Property

3.6(C)    Lease and Purchase Options

3.7       Insurance Policies

3.8       Environmental Reports

3.9       Records and Information Off Premises

3.10      Obligations or Liabilities

3.11      Contracts

3.12      Litigation and Claims

3.13      Non-Contravention

3.14(a)   Licenses and Permits

3.14(b)   Required Consents

3.17      Tax Matters

3.18      Changes in Accounting Methods of PRG and Subsidiaries

3.19      Accounts Receivable

3.20      Sales Trends

3.21      Software

4.1       Changes to Business Relationships

4.4       Lenders and Lessors of PRG and Subsidiaries

4.4(a)    Estoppel Certificates

4.10(a)   Form of Non-Compete Agreements

4.10(b)   Form of Tax Cooperation Agreement

4.10(c)   Form of Escrow Agreement

4.12      Form of Affiliate Agreement

5         Registration Rights Agreement

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This Agreement and Plan of Merger ("AGREEMENT") is made as of May 15, 1997, by and among Signature Resorts, Inc., a Maryland corporation ("SIGNATURE"), Primavera Acquisition Corp., a Virginia corporation ("PAC"), and Plantation Resorts Group, Inc., a Virginia corporation ("PRG").

                                  WITNESSETH:

     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:



                                   ARTICLE I

                              TERMS OF THE MERGER

     1.1  MERGER AND PREDECESSOR ENTITIES.
          -------------------------------

     (a) Signature, PAC and PRG acknowledge and agree that their representations, covenants, warranties, agreements, indemnities and other undertakings contained in this Agreement are made and given to induce the other party to enter into this Agreement and to consummate the transactions contemplated by this Agreement and that each party in reliance thereon has agreed to execute this Agreement and consummate the transactions contemplated by this Agreement. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.2), pursuant to the terms and provisions of this Agreement and all relevant laws, PRG shall merge with PAC, a wholly owned subsidiary of Signature (the "MERGER").

     (b) PRG was capitalized through the contribution by the shareholders of PRG (the "PRG SHAREHOLDERS") of their various ownership interests in certain assets, including their interests in Powhatan Associates, a Virginia joint venture ("POWHATAN ASSOCIATES"), Greensprings Associates, a Virginia joint venture ("GREENSPRINGS ASSOCIATES"), and RKG Corp., a Virginia corporation (which includes subsidiaries Williamsburg Vacations, Inc. and Greensprings Plantation Resort, Inc.) (collectively, "RKG") (PRG's acquisition of the ownership of such real, personal and intangible property and assets being referred to herein as the "CONSOLIDATION TRANSACTION"). For purposes of this Agreement, Powhatan Village Corp. and the foregoing entities, other than PRG, are referred to as the "PREDECESSOR ENTITIES." A copy of the definitive Contribution Agreement (including Exhibits) pursuant to which PRG was organized and the stockholders agreement among the PRG Shareholders, each of which is dated as of March 31, 1997 (collectively, the "CONSOLIDATION DOCUMENTS"), have been delivered to Signature.

     1.2  TIME AND PLACE OF CLOSING.  Subject to the satisfaction or waiver of
          -------------------------
the conditions specified in Article VI, the closing of the Merger (the "CLOSING") shall take place at the offices of PRG, on the date of this Agreement (the "CLOSING DATE"). At the Closing, there shall be delivered to Signature and the PRG Shareholders the certificates and other documents and instruments
required to be delivered under Articles VI and VII.   The parties shall prepare
and execute articles of merger and any other related documents in order to comply in effecting the Merger in all respects with the requirements of the corporate laws of the Commonwealth of Virginia. Upon filing of the articles of merger with the Secretary of State of the Commonwealth of Virginia, the Merger shall become effective (the time of such effectiveness being referred to as the "EFFECTIVE TIME").

     1.3  EFFECTS OF MERGER.  Upon consummation thereof, the Merger shall have
          -----------------
the effects described below:

     (a)  Conversion of Shares and Merger Consideration.
          ---------------------------------------------

          (i) The issued and outstanding shares of common stock of PRG (the "PRG STOCK") on the Closing Date shall be converted into and become, and there shall be paid and issued, in exchange for the PRG Stock (subject to the provisions of this Agreement and any applicable withholding requirements) an aggregate consideration (the "MERGER CONSIDERATION") of 2,401,229 shares of common stock of Signature, par value $.01 per share (the "SIGNATURE STOCK"), delivered pursuant to Section 1.3(d) below.

          (ii) PRG represents and warrants to Signature that the total of the PRG Expenses (as herein defined) shall not exceed $326,196.00. For this purpose, "PRG EXPENSES" shall include all fees and expenses of consultants, attorneys and accountants by PRG or any Predecessor Entity (not including any fees payable to PaineWebber Incorporated paid prior to Closing or accrued in connection with the creation of PRG and the negotiation and consummation of the Merger and related transactions, and all other expenses related to the negotiation and consummation of the transactions and agreements contemplated in Section 4.10 of this Agreement, including, but not limited to, legal fees, title expenses and premiums and customary costs and prorations incurred by Powhatan Village Corp. in connection with the sale to Signature of certain land as described in Section 4.10(e).

          (iii) Each share of PRG Stock held in the treasury of PRG or wholly owned subsidiary of PRG shall be canceled as of the Effective Time. From and after the Effective Time, there shall be no further transfers on the stock transfer books of PRG of any of the PRG Stock held by a former PRG Shareholder.

     (b)  Shareholders' Rights upon Merger. Upon consummation of the Merger, the
          --------------------------------
holders of all certificates which theretofore represented PRG Stock shall cease to have any rights with respect thereto, and, subject to applicable law, shall only have the right to receive the number of shares of Signature Stock into which their Shares have been converted pursuant to this Agreement and the Merger. At the Effective Time, the outstanding shares of capital stock of PAC shall be canceled.

     (c) Corporate Existence, Rights and Obligations.  Upon consummation of the
         -------------------------------------------
Merger and pursuant to this Agreement, PRG as the surviving corporation in the Merger shall possess all the rights, privileges, immunities and franchises, as well as of a public as of a private nature, of each of the merging corporations; and all property, whether real, personal or mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging or due to each of the merging corporations, shall be taken and deemed to be transferred to and vested in PRG without further act or deed; and the title to any real estate, or any interest therein, vested in either of such corporations shall not revert or be in any way impaired by reason of the Merger. The Merger shall have all further effects as specified in all applicable corporate laws of the Commonwealth of Virginia.

     (d) Payment of Merger Consideration.   Immediately upon consummation of the
         -------------------------------
Merger and receipt by Signature of (I) certificates representing the PRG Stock duly endorsed in proper form for transfer and (ii) the federal taxpayer identification number of each holder of such stock certificates, Signature immediately shall cause to be issued to each PRG Shareholder a certificate representing 95% of the number of shares of Signature Stock which such holder is entitled to receive pursuant to subsection (a) hereof (less the amount of any required withholding), with the remaining Signature Stock due to each PRG Shareholder (the "HOLDBACK SHARES") to be held in escrow by the Escrow Agent and delivered in accordance with Section 9.3 and the Escrow Agreement referred to therein. No fractional shares of Signature Stock shall be issued. In lieu thereof, the number of shares of Signature Stock to be issued to any PRG Shareholder who would otherwise be entitled to a fractional share of Signature Stock shall be rounded to the nearest number of whole shares of Signature Stock (with any one-half share being rounded up).

     (e) Tax-Free Reorganization.  The parties intend that the Merger will
         -----------------------
qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code, as amended (the "CODE"). Each party will report the transaction to the Internal Revenue Service and other taxing authorities consistent with such treatment. Signature represents that it has no present plan or intention of selling or exchanging more than 50% in value of the business or assets of PRG or RKG, or of the stock of PRG or RKG, other than for sales of assets in the ordinary course of business or transfers of the stock or assets of PRG or RKG to other members of Signature's consolidated group in transfers tax-deferred under Code Section 351 or Section 354.

     1.4 METHOD OF CARRYING MERGER INTO EFFECT.  Signature, PAC and PRG shall
         -------------------------------------
cooperate in effecting the transactions contemplated by this Agreement, including without limitation, taking, or causing to be taken, such actions as may be required in order to cause the Merger to become effective, subject to and in accordance with the provisions hereof.

     1.5 CHARTER, BYLAWS AND BOARD OF DIRECTORS OF THE SURVIVING CORPORATION.
         -------------------------------------------------------------------
At the Effective Time, (I) the Charter and ByLaws of PRG as the surviving corporation in the Merger, as in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the surviving corporation and (ii) each of the directors of PRG shall resign to be replaced by persons designated by Signature.


                                  ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SIGNATURE

     Signature represents and warrants to PRG and the PRG Shareholders as follows:

     2.1  ORGANIZATION.
          ------------

     Each of Signature and PAC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified and in good standing as a foreign corporation in the jurisdictions where the ownership of its assets or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on Signature and its subsidiaries taken as whole), and has full power and authority to own its property and assets and to carry on lawfully its business as currently conducted.

     2.2  ARTICLES OF INCORPORATION, BYLAWS AND AGREEMENTS.  A true, complete
          ------------------------------------------------
and correct copy of the Articles of Incorporation and Bylaws of Signature and PAC as currently in effect have been delivered to PRG. Signature has no actual knowledge that there are any agreements by and between or among Signature and any or all of their shareholders imposing any restrictions upon the transfer of or otherwise pertaining to the Signature Stock to be received by the PRG Shareholders or the ownership thereof.

     2.3  AUTHORIZATION.  Each of Signature and PAC has full legal right, power
          -------------
and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by Signature and the Related Agreements and documents referred to herein and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and this Agreement and (upon their effectiveness) such other agreements and documents constitute or will constitute valid and binding obligations of Signature, enforceable in accordance with their terms.

     2.4  CAPITAL STRUCTURE.  The authorized capital stock of Signature is
          -----------------
described in the offering memorandum dated May 15, 1997, which has been delivered by Signature to each of the PRG Shareholders (the "OFFERING MEMORANDUM"). Except as described in the Offering Memorandum, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Signature or any subsidiary thereof is a party or by which such entity is bound, obligating Signature or any Signature subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Signature or any Signature subsidiary.

     2.5  SEC DOCUMENTS; FINANCIAL STATEMENTS.  Signature has filed all required
          -----------------------------------
reports, schedules, forms, statements and other documents required to be filed by Signature with the Securities and Exchange Commission (the "SEC") since August 1996 (the "SIGNATURE SEC DOCUMENTS"). All of the Signature SEC Documents (other than preliminary material), as of their respective filing dates, complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, in each case, the rules and regulations promulgated thereunder applicable to such Signature SEC Documents. None of the Signature SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Signature SEC Documents. There is no unresolved violation by any governmental authority of which Signature has received written notice with respect to any Signature SEC Document which, if resolved in a manner unfavorable to Signature, could have a material adverse effect on Signature. The consolidated financial statements of Signature included in the Signature SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Signature and its subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments).

     2.6  SIGNATURE STOCK.  The shares of Signature Stock to be issued in the
          ---------------
Merger have been duly authorized by all necessary corporate action on the part of Signature and upon issuance in accordance with this Agreement will be fully paid and non-assessable.

     2.7  ACCOUNTING TREATMENT.  Signature has received a letter (the "POOLING
          --------------------
LETTER") from Arthur Andersen LLP ("AA") addressed to Signature and PRG indicating that AA has read this Agreement, discussed with management at Signature and PRG regarding certain relevant matters concerning certain past or future transactions that may affect the accounting of the acquisition and, based on the information provided, AA has concluded as set forth in the Pooling Letter that it is AA's opinion that the Merger will qualify for pooling-of-interest treatment under GAAP and under the rules and regulations of the SEC. Signature represents that it knows of no facts that are inconsistent with the facts and findings specified in the Pooling Letter and, to its knowledge, has not entered into any agreements or taken any action that would disqualify the Merger and the transactions related thereto for pooling-of-interest treatment under GAAP or under the rules and regulations of the SEC.

     2.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in the
          ------------------------------------
Signature SEC Documents, since the date of the most recent financial statements included in the Signature SEC Documents, there has not been a material adverse change in the business, publicly disclosed business prospects, financial condition or results of operations of Signature and its subsidiaries taken as a whole.

     2.9  NONCONTRAVENTION.  The execution and delivery of this Agreement and
          ----------------
the Related Agreements by Signature and the consummation by Signature of the transactions contemplated hereby and thereby and the consummation of such transactions to which Signature is a party and compliance by Signature with the provisions of this Agreement and the Related Agreements will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Signature or any of its subsidiaries under, (I) the Charter or Bylaws of Signature or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any such subsidiary, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Signature or any of its subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Signature or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) have a material adverse effect on Signature or (y) prevent the consummation of the Merger or any of the Related Agreements.

     2.10 BOOKS AND RECORDS.  The books of account and other financial records
          -----------------
of Signature and each subsidiary are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Signature SEC Documents.

     2.11 STATE TAKEOVER STATUTES.  The control share acquisition provisions of
          -----------------------
Section 3-701 et seq. of the Maryland General Corporation Law (the "MGCL") or
              -- ----
the business combination provisions of Section 3-601 et seq. of the MGCL, do not
                                                     -- ----
apply to the Merger, this Agreement or any of the Related Agreements.

     2.12 DISCLOSURE.  No representation, warranty or statement made by or on
          ----------
behalf of Signature or PAC in this Agreement or the Exhibits attached hereto or in the certificates or other materials (including the Offering Memorandum) furnished or to be furnished to PRG or the PRG Shareholders or their representatives or lenders in connection with this Agreement and the transactions contemplated hereby or thereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. Through the Closing Date, Signature shall promptly notify PRG of any change or event which could materially adversely affect the assets, operations, business, conditions or prospects of Signature or any Signature subsidiary.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PRG

     PRG does hereby represent and warrant to Signature as follows (provided that for purposes of this Article III the "knowledge" of PRG shall be deemed to include the knowledge of each of Robert T. Gow, Kay F. Gow, David E. Legere, Patricia Legere, Marc B. Sharp, Michele Z. Ball, John J. Digges, Bush Construction Corporation ("BUSH"), Offsite International, Inc. ("OII"), Plantation Group, L.L.C. ("PLANTATION"), collectively being referred to in this Agreement as the "PRG BENEFICIAL OWNERS," such definition including certain individuals who are beneficial or indirect owners of PRG Stock):

     3.1  ORGANIZATION.
          ------------

     (a) PRG is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, is duly qualified and in good standing as a foreign corporation in the states set forth on Exhibit
                                                                     -------
3.1(a) attached hereto (which list of states includes all states in which the
------
ownership of its assets or the nature of its business, including the advertising, soliciting or consummating the sale of Intervals (as defined in
Section 3.6(a)), requires such qualification (except where the failure to so qualify would not have a material adverse effect on PRG), with full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted in the states so indicated on said Exhibit 3.1(a).
                                                          --------------
Further, the representations and warranties contained within this Section 3.1 are made with respect to each of the Predecessor Entities as they existed prior to the Consolidation Transaction.

     (b) Except for the Predecessor Entities, PRG does not have any wholly or partially owned subsidiaries (hereinafter, any such subsidiaries, whether in corporate or non-corporate form, are referred to collectively as the "SUBSIDIARIES" and individually as a "SUBSIDIARY") and neither it nor any Subsidiary owns or holds any securities of, or any ownership interest (whether directly or indirectly or whether beneficial or otherwise) in, any other person or entity. Each such Subsidiary is a corporation, joint venture, partnership, or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization), is duly qualified and in good standing as a foreign corporation, partnership, or limited liability company in the states so indicated on said Exhibit 3.1(b), with full power and
                                           --------------
authority to own its property and assets and to carry on lawfully its business as currently conducted, and, to the best of PRG's knowledge is not required to be qualified to do business as a foreign corporation, joint venture, partnership, or limited liability company in any other jurisdiction.

     (c)  Except as set forth on Exhibit 3.1(C) attached hereto, there are no
                                 --------------
condominium, timeshare or other homeowner associations (hereinafter, any such Associations are referred to collectively as the "ASSOCIATIONS" and individually as an "ASSOCIATION") for any of the Resorts (as defined in Section 3.6(a)) and, except for the Predecessor Entities, neither PRG nor any Association owns or holds any securities of, or any material interest in, any other person or entity. Each such Association is a Virginia non-stock corporation, organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified and in good standing, with full power and authority to own its property and assets and to carry on lawfully its business as currently conducted.

     (d)  The ownership structure of each of the Related Parties (as defined in
Section 3.6(a)) (whether beneficial or otherwise) is set forth on Exhibit 3.1(d)
                                                                  --------------
and, except as set forth on Exhibit 3.1(d), there is no constituent ownership
                            --------------
interest (whether beneficial or otherwise) in any of the Related Parties which is owned by any party not described on Exhibit 3.1(d).
                                       --------------

     3.2  ARTICLES OF INCORPORATION, BYLAWS AND AGREEMENTS.  A true, complete
          ------------------------------------------------
and correct copy of the organizational documents (e.g. charter, articles of incorporation, bylaws, partnership certificate and agreement, limited liability company certificate and operating agreement) of PRG and each Subsidiary, each Association and each Related Party together with all amendments thereto have been delivered to Signature, as set forth on Exhibit 3.2(a) attached hereto.
                                             --------------
Except as set forth on Exhibit 3.2(b) attached hereto, PRG and the PRG
                       --------------
Shareholders have no actual knowledge that there are any agreements by and between or among PRG, any Subsidiary, any Association or any Related Party or any or all of their respective shareholders, whether or not PRG or a Subsidiary, an Association or a Related Party is a party thereto, imposing any restrictions upon the transfer of or otherwise pertaining to the securities of PRG (including but not limited to the PRG Stock) or any Subsidiary or the ownership thereof. Any and all such restrictions have been duly complied with or waived.

     3.3  CAPITAL STRUCTURE AND OWNERSHIP.  PRG and each Subsidiary has
          -------------------------------
authorized, issued and outstanding the number of shares of stock and other securities so indicated on Exhibit 3.3 attached hereto. All such outstanding
                           -----------
securities have been duly and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person or applicable federal or state securities laws. No shares of any other class of capital stock or security of PRG or any Subsidiary are outstanding. There are no outstanding options, warrants or other rights to acquire securities of PRG or any Subsidiary, nor are there securities outstanding which are convertible into securities of PRG or any Subsidiary. Except pursuant to applicable corporate, partnership or limited liability company laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of PRG or any Subsidiary or on the ability of PRG or any Subsidiary to declare and pay dividends or distributions that are not imposed herein or disclosed on
Exhibit 3.3.  The name and residence address of each of the PRG Shareholders,
-----------
and the securities of each Subsidiary and the respective number and description of outstanding securities held by each holder are set forth on Exhibit 3.3
                                                               -----------
attached hereto. Each PRG Shareholder has executed a subscription agreement and accredited investor letter addressed to Signature for the purposes of establishing that such PRG Shareholder is an Accredited Investor within the meaning of the Securities Act and that the distribution of Signature Stock in accordance with this Agreement will be exempt from the registration requirements of the Securities Act.

     3.4  AUTHORIZATION.  PRG has full legal right, power and authority to enter
          -------------
into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by PRG and (to the extent they are parties thereto) the PRG Shareholders of this Agreement and the Related Agreements and documents referred to herein and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and this Agreement and (upon their effectiveness) such other agreements and documents constitute or will constitute valid and binding obligations of PRG and (to the extent they are parties hereto) the PRG Shareholders, enforceable in accordance with their terms. Moreover, this Agreement has been approved by the PRG Shareholders pursuant to a unanimous consent resolution, a copy of which is attached hereto as Exhibit 3.4.
                                                          -----------

     3.5  FINANCIAL STATEMENTS AND ABSENCE OF CHANGES.  The balance sheets as of
          -------------------------------------------
March 31, 1997 and December 31, 1996 and 1995, and the income statements and consolidated statements of changes in financial condition or cash flows for the three-month or twelve-month period then ended of Powhatan Associates and Greensprings Associates (collectively the "JOINT VENTURES") and of RKG (collectively the "FINANCIAL STATEMENTS") are attached hereto as Exhibit 3.5.
                                                                 -----------
PRG shall also deliver to Signature within 15 days following the end of each calendar month, updated Financial Statements through the previous month which shall be included in the definition of "Financial Statements" herein. Each of the Financial Statements fairly presents the financial condition and assets and liabilities or the results of operations of the Joint Ventures or RKG, as the case may be, as of the dates and for the periods indicated. The year-end financial statements of the Joint Ventures were, to the extent noted therein, prepared in accordance with GAAP applicable to the business of the Joint Ventures consistently applied in accordance with past accounting practices, and the interim financial statements have been prepared internally to fairly present the financial condition of the Joint Ventures or RKG, as the case may be.
Except as set forth in Exhibit 3.5 attached hereto, since March 31, 1997, there
                       -----------
have been no material adverse changes (except for changes consistent with historical annual trends arising in the ordinary course of business) to the business, financial condition, results of operations or prospects of the Joint Ventures, PRG, RKG or any other Subsidiary from that described and reflected in the Financial Statements as of that date. To the best knowledge of PRG, all operating budgets and reserves of the Associations are adequately funded. Neither PRG nor any Subsidiary is delinquent in the payment of any regular or special assessments thereto whether due with respect to Undedicated Units (as defined in Section 3.6(a)), Sold or Unsold Inventory (as defined in Section 3.6(a)) or otherwise or under the terms and conditions of any subsidy agreement or otherwise.

     3.6  TITLE TO AND CONDITION OF ASSETS AND PROPERTY.
          ---------------------------------------------

     (a)  Exhibit 3.6(a) attached hereto sets forth a (I) list of each of the
          --------------
resorts, properties under development and undeveloped real property holdings or interests therein (collectively, the "RESORTS") in which PRG and the Subsidiaries or certain affiliated entities (such affiliated entities being described on Exhibit 3.1(d) and referred to herein as the "RELATED PARTIES")
             --------------
indirectly own real property, (ii) a legal description of all real property which comprises the Resorts (the "REAL PROPERTY" or "REAL PROPERTIES") (which description includes a legal description of all land comprising the Resorts (the "LAND"), a legal description of all condominium, undivided interest and other dwelling units which have been constructed on the Land (the "DWELLING UNITS"), including all Dwelling Units which have been dedicated to timeshare regimes (the "DEDICATED UNITS") and which have not been dedicated to timeshare regimes (the "UNDEDICATED UNITS"), as well as a list of all timeshare interests therein (the "INTERVALS") which have been sold (the "SOLD INVENTORY") and which have not been sold and which are owned by PRG, the Subsidiaries and/or the Related Parties (the "UNSOLD INVENTORY"), (iii) a list of all real property leases, easements, licenses or similar possessory agreements pursuant to which PRG, any Subsidiary and any Related

Party uses or occupies any real property (the "LEASES"), true, correct and complete (in all material respects) copies of which have been delivered to Signature, and (iv) a description of all software owned, licensed or used (other than software purchased off-the-shelf) in the business operations, including a description of the nature of ownership or license, any restrictions on use and the business purpose. Except as set forth on Exhibit 3.6(a), neither PRG, any
                                             --------------
Subsidiary nor any Related Party owns any interest in any real property or any leasehold interest therein and has not entered into any agreement to acquire additional Real Property ("PURCHASE AND OPTION AGREEMENTS"). PRG, the Subsidiaries and/or the Related Parties have good and marketable title to all Real Property, including Unsold Inventory and good title to all other assets reflected in the Financial Statements or currently owned and used in the operation of their businesses, including the Personal Property (as defined in
Section 3.6(d)), and such real property and other assets are free and clear of all liens, claims, charges, security interests, purchase options, or other encumbrances, except as described on Exhibit 3.6(a) or set forth on the title
                                     --------------
policies listed on Exhibit 3.6(a) attached hereto (which liens, claims, charges,
                   --------------
security interests, purchase options, or other encumbrances set forth on such Title Policies or listed on Exhibit 3.6(a), together with Interval Sales,
                            --------------
easements or security interests of lenders in connection with borrowings permitted hereunder or the creation of interval ownership or condominium regimes in each case in the ordinary course of business since the date of such policies) are collectively referred to herein as the "PERMITTED EXCEPTIONS" and such title policies are referred to herein as the "TITLE POLICIES"). The ownership of all such assets as among PRG, the Subsidiaries and the Related Parties is as set forth on said Exhibit 3.6(a). The Undedicated Units, the Unsold Inventory and
              --------------
the Sold Inventory owned by any Association, PRG, any Subsidiary or Related Party collectively comprise 100% of the Real Property which is used and/or occupied in the ownership and operation of the Resorts and, to the knowledge ch constitutes the Undedicated Units, the Unsold Inventory, and the Sold Inventory is needed or necessary for the ownership and operation of the Resorts as currently owned and operated by PRG and the Subsidiaries.

     (b)  Except as set forth in Exhibit 3.6(b), attached hereto, neither PRG
                                 --------------
nor any of the Subsidiaries has any patents, copyrights, trade names, trademarks, service marks, other such names or marks or applications therefor. There are no pending, nor to the best knowledge of PRG, threatened claims of infringement upon the rights to any intellectual property referred to on Exhibit
                                                                         -------
3.6 of others or, except as set forth in Exhibit 3.11 attached hereto, any
---                                      ------------
agreements or undertakings with respect to any such rights.

     (c)  Except as noted on Exhibit 3.6(c), with respect to the Leases and the
                             --------------
Purchase and Option Agreements, to the best knowledge of PRG, there is no material breach or event of default on the part of PRG, any Subsidiary, Related Party or any other party thereto, and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of PRG, any Subsidiary, Related Party or any other party thereto, has occurred and is continuing. The Leases and the Purchase and Option Agreements are in full force and effect and to the knowledge of PRG, are valid and enforceable against the parties thereto in accordance with their terms and all rental and other payments currently due under each of the Leases and all option and other payments currently due under each of the Purchase and Option Agreements have been duly paid in accordance with the terms thereof or are outstanding for fewer than 30 days. Except as noted on Exhibit 3.11, the
                                                        ------------
consummation of the transactions contemplated hereby will not require the consent of any party to any Lease or Purchase and Option Agreement and will not terminate or allow any party to terminate any Lease or Purchase and Option Agreement.

     (d)  Except as set forth on Exhibit 3.6(a) or Applicable Environmental and
                                 --------------
Health Laws, the existing buildings and improvements owned by PRG or any Subsidiary, and the operation and maintenance thereof as operated and maintained, do not (I) contravene any existing applicable zoning or building law or ordinance or other administrative regulation promulgated thereunder or (ii) violate any restrictive covenant or any law, including those related to working conditions and access in any material respect. All Dwelling Units are respectively furnished for the present use thereof with all improvements and furniture, fixtures and equipment therein in the operating condition required by the PRG, Subsidiary or Association contracts (ordinary wear and tear excepted). PRG further represents and warrants that factual assumptions underlying the opinion of Jones, Blechman, Woltz & Kelly, P.C. dated the date hereof, relating to the compliance by the Resorts with the Americans with Disabilities Act of 1990, are true and correct.

     (e) There is no pending or, to the best knowledge of PRG, threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any Real Property or leased property.

     (f)  Except as set forth on Exhibit 3.6(a) or in the Title Policies, the
                                 --------------
Real Property owned by PRG or any Subsidiary (I) has direct access to public roads; and (ii) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel. PRG and the PRG Shareholders have received no notice of any condition which would result in the discontinuation of water, sewage, electric, telephone, drainage or other utilities or services to such Real Property which are necessary and required for the current use and operation thereof. Except as provided on Exhibit 3.6(a), all impact, tap, utility connection and similar fees
            --------------
have been completely and fully paid with respect to all buildings now located on Real Property owned or, to the extent required to be paid by the lessee, leased by PRG or any Subsidiary.

     (g) PRG, the Subsidiaries and the Related Parties have not granted any outstanding options or rights of first refusal to purchase or lease any of the Real Property, or any portion thereof or interest therein except as noted in
Exhibit 3.6(a).
--------------

     (h)  Except as set forth in the Title Policies or in the following surveys:
(I) "Physical Survey of Powhatan Plantation" dated April 18, 1997 prepared by Freeman and Associates, File No. 97129PLT.DWG (3-page survey), (ii) "A Survey for Conveyance to Signature, Inc." prepared by L.V. Woodson & Associates, Inc. dated March 28, 1997, File No. DWG.6920 (1-page survey), and (iii) "Greensprings Plantation Resort ALTA Survey" prepared by Rickmond Engineering, Inc. dated May 13, 1997, File No. 97131AS.DWG (13-page survey), to the best knowledge of PRG, the legal descriptions for the parcels of Real Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land; and, except as noted in
Exhibit 3.6(a), the buildings situated on the Real Properties are not located
--------------
within any governmentally designated flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained.

     (i)  Except as set forth on Exhibit 3.6(a) or the Title Policies, none of
                                 --------------
PRG, the Related Parties or any of the Subsidiaries is a party to any contracts, agreements, licenses, concessions, easements, or other agreements, including, without limitation, service arrangements and employment agreements, either recorded or unrecorded, written or oral, which will adversely affect the operation or development of the Real Property or any portion thereof, or the use thereof, after the Closing.

     (j) Prior to Closing, no portion of the Real Property or any interest of PRG or any Subsidiary therein shall be further (after the date hereof) alienated, encumbered, conveyed or otherwise transferred except for sales of Intervals in the ordinary course of business. Except as set forth on Exhibit
                                                                      -------
3.6(a), there are no agreements (whether or oral or written) to sell, convey or
------
transfer any Intervals except sales of Intervals in the ordinary course of business (i.e, for a price and upon terms which are in the ordinary course of business of PRG and any Subsidiary).

     (k) Neither PRG, nor any PRG Shareholder nor any Subsidiary is a "foreign person" within the meaning of the United States tax laws and to which reference is made in Code Section 1445(b)(2). At Closing, PRG and each PRG Shareholder and Subsidiary shall deliver to Signature an affidavit to such effect, and also stating, to the extent applicable, the employer identification number of PRG and each PRG Shareholder and Subsidiary and the state within the United States under which each such entity was organized and exists. PRG acknowledges and agrees that Signature shall be entitled to fully comply with Code Section 1445 and all related sections and regulations, as same may be modified and amended from time to time, and PRG and each PRG Shareholder shall act in accordance with all reasonable requirements of Signature to effect such full compliance by Signature.

     (l) The exhibits to the Consolidation Documents set forth a list of the personal property owned by PRG and any Subsidiary existing on the date of this
Agreement ("PERSONAL PROPERTY").   PRG and the Subsidiaries possess all
contractual rights and own all assets (including the Personal Property previously possessed or owned by Powhatan Associates, Greensprings Associates, RKG (and its Subsidiaries) and OII (other than assets disposed of in connection with the Consolidation Transaction or in the ordinary course of business) which are necessary for the operation of their respective businesses, including marketing and selling of Intervals and the operation of Resorts so that such businesses and Resorts may be operated in a manner consistent with past practices; including, but not limited to, all licenses, regulatory permits, approvals and licenses, intellectual property, software and other Personal Property except for licenses, permits and approvals for which the absence will
not have a material adverse effect on the respective businesses.   PRG or any
Subsidiary owns such property free and clear of all liens.

     3.7  INSURANCE.  Exhibit 3.7 attached hereto sets forth a list of all
          ---------   -----------
policies of insurance which insure the properties, business or liability (including, but not limited to, directors' and officers' liability) of PRG and each of the Subsidiaries, setting forth the types and amounts of coverage, true, correct and complete copies of which have previously been delivered to Signature. Each of such policies is current and in full force and effect and neither PRG nor any of the Subsidiaries has received notice of default under, or intended cancellation or nonrenewal of, any such policies. PRG and each of the Subsidiaries will keep all insurance policies listed in Exhibit 3.7 in effect
                                                        -----------
through the Closing. Neither PRG nor any of the Subsidiaries has been refused any insurance by an insurance carrier to which it has applied for insurance.

     3.8  ENVIRONMENTAL MATTERS.
          ---------------------

     (a) Neither the Resorts, PRG, nor any Subsidiary or Predecessor Entity is the subject of any pending or, to the best of PRG's knowledge, threatened investigation or inquiry by any governmental authority, or subject to any remedial obligations under any applicable laws pertaining to health, safety or the environment ("APPLICABLE ENVIRONMENTAL AND HEALTH LAWS"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1987 ("RCRA"), the Federal Insecticide, Fungicide, and Rodenticide Act, the Occupational Safety and Health Act of 1970, and the Toxic Substances Control Act, The Clean Air Act, and The Clean Water Act, and applicable state laws, all as amended through the date hereof. Except as indicated on the April 1997 Environmental Reports for the Resorts prepared by O'Brien & Gere Engineers, Inc., PRG has no knowledge of (I) the failure (or claim of failure) to obtain any permits, licenses or authorizations required by any Applicable Environmental and Health Law, (ii) the existence (or claims of existence) of any condition on any of the Resorts or of any action of any prior owner of the Resorts that would violate the provisions of any Applicable Environmental and Health Law, (iii) the presence or the release or claim of the presence or release of any hazardous substance (within the meaning specified in CERCLA) on the Resorts, (iv) the generation of any such hazardous substance from the Resorts, (v) the Resorts being on any federal or state superfund list or similar list or (vi) the presence of any "Aboveground Storage Tanks" or "Underground Storage Tanks" (in each case within the meaning specified RCRA). Exhibit 3.8 contains a copy of a
                                               -----------
letter describing the remedial measures taken or to be taken by PRG in response to the O'Brien & Gere report. Exhibit 3.8 sets forth a list of each
                               -----------
environmental report (other than those listed above) received by PRG or the Subsidiaries since January 1, 1990 related to the Real Properties.

     3.9  MINUTE AND STOCK BOOKS; RECORDS.  The respective minute books of PRG
          -------------------------------
and each of the Subsidiaries and Predecessor Entities made available to Signature contain all of the records of meetings and other corporate or similar actions of the respective shareholders, directors, partners and members (and committees thereof) to the extent such records were prepared. The Bylaws contained in or kept with said minute books are true, complete and correct copies of the Bylaws of PRG and each of the Subsidiaries and all amendments thereto duly adopted and in force. The stock transfer ledger maintained by PRG and made available to Signature is complete and accurate. The respective stock or other interests transfer records maintained by each of the Subsidiaries and made available to Signature are complete and accurately disclose all issuances and transfers of stock or other interest of each of the Subsidiaries. All other records maintained by

PRG and each of the Subsidiaries and Predecessor Entities accurately reflect the information presented therein, including but not limited to records pertaining to bank accounts and safe deposit boxes. Except as set forth in Exhibit 3.9
                                                                -----------
attached hereto, none of PRG or any Subsidiary has any of its records or information recorded, stored, maintained or held off its premises.

     3.10 LIABILITIES.  Except as and to the extent reflected or reserved
          -----------
against in the Financial Statements, neither PRG nor any of the Subsidiaries had any material liabilities or obligations as of the dates thereof, secured or unsecured (whether accrued, absolute, contingent or otherwise), including, without limitation, tax liabilities due or to become due, and neither PRG nor any of the Subsidiaries has incurred, or will intentionally incur, any material liabilities or obligations outside of the ordinary course of business since the date of the most recent of the Financial Statements, except liabilities permitted by this Agreement. Except as set forth in Exhibit 3.10 or Exhibit
                                                    ------------    -------
3.6(a) attached hereto, neither PRG nor any of the Subsidiaries has any material
------
obligations or liabilities, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, secured or unsecured, which could be affected by the execution and delivery of this Agreement or consummation of the transactions contemplated by this Agreement or which could affect the same. For the purposes of this paragraph, "material" shall be defined as any obligation or liability individually in excess of $50,000 or in the aggregate in excess of $250,000, except that for matters relating to RKG or its direct Subsidiaries, Williamsburg Vacations, Inc. and Greensprings Plantation Resort, Inc., any amount shall be deemed to be material.

     3.11 CONTRACTS.  Except as set forth in Exhibit 3.11 attached hereto or in
          ---------                          ------------
any other Exhibit attached hereto or in the Title Policies and referenced below, true, correct and complete copies (in all material respects) of which referenced items have previously been delivered to Signature, neither PRG nor any Subsidiary is a party to or bound by any of the following (hereinafter, any of the following are referred to collectively as the "CONTRACTS" and individually as a "CONTRACT"):

     (a) any contract outside of the ordinary course of business for the purchase or sale of services, equipment, inventory, materials, supplies, or any capital item or items, or supply agreements with the federal government or any state or local government or any agency thereof;

     (b) any collective bargaining agreement or other agreement with any labor union or labor organization or any employment, consulting, severance, bonus, deferred compensation, independent contractor, commission or similar agreement with any individual or group of individuals;

     (c) any acquisition, development, working capital, receivables or other loan (whether secured or unsecured) agreement or indenture or other instrument relating to the borrowing of money or guaranty of any obligation for the borrowing of money;

     (d) any tenancy, lease, license or similar agreement relating to property except as set forth in Exhibit 3.6(a) attached hereto;
                       --------------

     (e) any license, lease or other agreement outside of the ordinary course of business to provide or acquire services or equipment related to the timeshare industry of any kind;

     (f)  except as noted in Exhibit 3.7, any insurance policies currently in
                             -----------
force naming PRG or a Subsidiary as an insured or beneficiary or as a loss payee, or for which PRG or a Subsidiary has paid all or part of the premium;

     (g) any instrument or agreement relating to indebtedness by way of lease-purchase arrangements, conditional sale, guarantee or other undertakings on which others rely in extending credit, any joint venture agreements or any chattel mortgages or other security arrangements;

     (h) any agreement or contract with, or any obligation to or from an affiliate or a shareholder of any of the PRG Shareholders, or to the best knowledge of PRG and the PRG Shareholders, any Affiliate of any Shareholder.
For purposes of this Agreement, "AFFILIATE" shall mean any person or entity (I) that controls or is controlled by or is under common control with, the person or entity involved, including, without limitation, officers and directors, (ii) that beneficially owns or holds 5% or more of any equity interest in any person or entity involved, or (iii) 5% or more of whose voting securities (or in the case of a person which is not a corporation, 5% or more of any equity interest) is owned beneficially by the person or entity involved. As used herein, the term "CONTROL" shall mean possession of the power to direct or cause the direction of the management or policies of a person or entity, whether through ownership of securities, by contract or otherwise;

     (i) any marketing and sales agreement, and OPC space or other lease or agreement related thereto, any management agreement, any exchange agreement, any franchise agreement, any profit interest agreement, any agreement in favor of any Association or any authority, declarations of covenants, conditions and restrictions, indemnification agreement, or partnership or joint venture agreement; or

     (j) any other plans, agreements, contracts, powers of attorney, bids or proposals, whether written or oral.

     PRG has provided to Signature a schedule of certain key marketing personnel employed by OII, which schedule includes a schedule of the method of compensation and compensation paid to each individual during 1996, which individuals, except as set forth on such schedule, are currently employed by OII on the same terms and conditions as existed in 1996.

     Except as set forth in Exhibit 3.11 attached hereto, none of PRG nor any
                            ------------
Subsidiary or Predecessor Entity has committed any material breach of any provisions of, or is in violation or default under the terms of, or has caused or permitted to exist any event that with notice or lapse of time or both would constitute a default or event of default under, any such Contract (except for such defaults which individually or, in the aggregate, would not have a material adverse effect on PRG or a Subsidiary). Except as set forth on Exhibit 3.11,
                                                                ------------
the execution and delivery of this Agreement by PRG and the consummation of the transactions contemplated by this Agreement and the Consolidation Transaction, will not violate or cause a default or event of default under any provision of, or result in the acceleration of any obligation under, or the termination of, any such Contract (except for such defaults which individually or in the aggregate would not have a material adverse effect on PRG or a Subsidiary). To the best knowledge of PRG, all such Contracts are in full force and effect and will continue in full force and effect to the benefit of PRG or a Subsidiary, as indicated on said Exhibit 3.11, their respective successors and
                                 ------------
assigns, if such party so elects, without change following the consummation of the transactions contemplated by this Agreement without obtaining the consent of any other party, except as set forth on Exhibit 3.14(b) attached hereto.
                                        ---------------

     3.12 LITIGATION AND COMPLIANCE.  Except as set forth on Exhibit 3.12
          -------------------------                          ------------
attached hereto, there is no pending claim, lawsuit, administrative proceeding, or, to the best knowledge of PRG, investigation by or against PRG or a Subsidiary or the operation of its business; the business of PRG or a Subsidiary is not affected by any pending or threatened strike or other labor disturbance. Except for Applicable Environmental and Health Laws (compliance with which is covered in Section 3.8) or as otherwise set forth in this Agreement and except as such compliance that would not have a material adverse effect on PRG, PRG and each of the Subsidiaries and OII and the operation of their business are in compliance with all federal, state and local laws and regulations and administrative orders applicable thereto, including federal, state, local and foreign laws and regulations regarding the advertising, marketing, offer to sell, or sale of Intervals in each state and local jurisdiction in which PRG and the Subsidiaries and OII are doing business including, but not limited to, the Federal Trade Commission Act, Regulation Z (the Truth in Lending Act), Equity Credit Opportunity Act and Regulation B, Interstate and Land Sales Full Disclosure Act, Real Estate Standards Practices Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Act of 1964 and 1968, and any and all other licensure, anti-fraud, telemarketing, prize, gift, and sweepstakes laws to which PRG and the Subsidiaries are subject (collectively, "CONSUMER PROTECTION LAWS"); and there is no order, writ, injunction or decree affecting the operations or the business of PRG or any of the Subsidiaries or the transactions contemplated by this Agreement. No actions are being taken by PRG or the Subsidiaries or any other party in connection with the operation of the Resorts and/or the rental of Dedicated Units which would constitute a "rental pool" or which would otherwise constitute a violation of any federal or state securities or other laws.

     3.13 NON-CONTRAVENTION.  Except as described on Exhibit 3.13, the execution
          -----------------                          ------------
and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions of this Agreement and the Related Agreements by PRG and the PRG Shareholders (in each case to the extent each is a party thereto) will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Signature or any of its subsidiaries under, (I) the Charter or Bylaws of PRG (or such other party) or the comparable charter or organizational documents or partnership or joint venture or similar agreement (as the case may be) of any Subsidiary, or other executing party, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to PRG or any Subsidiary (or such other party), or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PRG or any Subsidiary (or such other party) or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or, in the aggregate, would not (x) have a material adverse effect on PRG or (y) prevent the consummation of the Merger or of the other transactions contemplated by this Agreement.

     3.14 LICENSES, PERMITS AND REQUIRED CONSENTS.  To the best of PRG's
          ---------------------------------------
knowledge, PRG and each of the Subsidiaries have all material federal, state and local franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits necessary to the conduct of their business as currently conducted, including, but not limited to, building permits which are presently required for on-going construction activities, business licenses, health permits, all public reports, brokerage and OPC licenses and other permits required by federal, state and local laws to sell the Intervals in the states and local jurisdictions in which the Resorts are located, as well as all other state and local jurisdictions in which the Intervals are being advertised, marketed and sold (collectively, "LICENSES AND PERMITS" or with respect to all permits issued by any governmental authority, a "GOVERNMENTAL PERMIT"). A list of the Licenses and Permits is set forth on Exhibit 3.14(a) attached hereto,
                                            ---------------
true, correct and complete (in all material respects) copies of which have previously been delivered to Signature. All Licenses and Permits are in full force and effect, no material violations have been made in respect thereof, and no proceeding is pending which is likely to have the effect of revoking or limiting any such Licenses and Permits and, except for amendments to Licenses and Permits which will be necessary as a result of the transactions contemplated hereby and which can be obtained in due course, the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

          Exhibit 3.14(b) attached hereto sets forth all registrations, filings,
          ---------------
applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind known by PRG to be required to be made, which have been filed, given or obtained by or on behalf of PRG or any of the Subsidiaries with, to or from any persons, governmental authorities or private entities in connection with the consummation of the transactions contemplated by this Agreement, and, to the best knowledge of PRG, there is no reason why all registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions will not be able to be made and/or granted in a manner that will permit the transactions contemplated herein within the time frame contemplated herein without the payment of any fee or other amount and without any material adverse affect on the business or operations of PRG.

     3.15 LABOR MATTERS.  Neither PRG nor any of the Subsidiaries has any
          -------------
obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in Exhibit 3.11 attached hereto),
                                         ------------
collective bargaining agreement or other contract with a labor union or other labor or employee group. To the best of PRG's knowledge, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to employees of PRG or a Subsidiary. To the best of PRG's knowledge, PRG and each of the Subsidiaries are in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not and are not engaged in any unfair labor practice; no unfair labor practice complaint against PRG or any Subsidiary is pending or threatened before the National Labor Relations

Board; there is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving PRG or any Subsidiary; no representation question exists respecting the employees of PRG or any Subsidiary; no grievance or internal or informal complaint which might have an adverse effect upon PRG or any Subsidiary or the conduct of their respective businesses exists; no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and no collective bargaining agreement is currently being negotiated by PRG or any Subsidiary. There has not been any adverse change in relations with employees of PRG or any Subsidiary as a result of any announcement or consummation of the transactions contemplated by this Agreement.

     3.16 EMPLOYEE BENEFIT PLANS.
          ----------------------

     Neither PRG nor any Subsidiary or any Predecessor Entity maintains, or has during the three years prior to the date of execution of this Agreement, maintained any employee benefit plan ("EMPLOYEE BENEFIT PLAN" or "PLAN"), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained for any employees of PRG or any of the Subsidiaries or Predecessor Entities or contributed to by PRG or any of the Subsidiaries or Predecessor Entities. For purposes of this Section, PRG and the Subsidiaries and Predecessor Entities shall include all trades or businesses (whether or not incorporated) which are a member of a group of which PRG or a Subsidiary is a member and which are under common control within the meaning of Section 414 of the Code and the regulations promulgated thereunder.

     3.17 TAXES AND RETURNS.
          -----------------

     (a) All federal, state, county and local, and all foreign and other, income, franchise, excise, tariff, gross receipts, sales and use, payroll, real and personal property and other taxes and governmental charges, assessments and contributions for which PRG, any Predecessor Entity or any of the Subsidiaries is or may be liable for taxable period ending on or before the Closing Date, including, but not limited to, interest and penalties ("TAXES"), required to be paid, collected or withheld with respect to all open years have been paid, collected or withheld and remitted to the appropriate governmental agency except for any Taxes which are disclosed or may arise out of the matters disclosed on
Exhibit 3.17, which PRG or a Subsidiary is contesting in good faith or which
------------
have been noted in the Financial Statements, and except for Taxes not yet payable which have been adequately provided for in the Financial Statements. Copies of returns (including, without limitation, information returns) have been timely filed with the appropriate governmental agency with respect to all Taxes and the copies thereof which have been provided to Signature are true, accurate and complete in all material respects. Except as described on Exhibit 3.17,
                                                               ------------
none of PRG, a Subsidiary or any group of which PRG or any Subsidiary is now or ever was a member has filed or entered into any currently effective election, consent or extension agreement that extends any applicable statute of limitations. Except as described on Exhibit 3.17, no issues have been raised
                                     ------------
(and are currently pending) by any taxing authority in connection with any return of PRG or any Subsidiary. Exhibit 3.17 sets forth the years for which
                                  ------------
examination of any return are presently being conducted. All deficiencies asserted or assessments made as a result of any examination have been fully paid, or are being contested and an adequate reserve therefore has been established and is reflected in the financial statements of the PRG. Except .17 attached hereto, neither PRG nor any of the Subsidiaries ever has been an "S" corporation under the Code.

     (b) All elections with respect to Taxes affecting PRG, the Predecessor Entities and the Subsidiaries are set forth in Exhibit 3.17 attached hereto.
                                               ------------
None of PRG, the Predecessor Entities, or the Subsidiaries: (I) has made or will make a deemed dividend election under Treas. Reg. (S)1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(l) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of PRG's or the Subsidiaries' assets; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, or is required, to treat any asset of PRG or the Subsidiaries as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or (v) has made any of the foregoing elections under any comparable state or local income tax provision.

     (c)  Except as set forth in Exhibit 3.17 attached hereto, PRG and the
                                 ------------
Subsidiaries are not and have never been includable corporations in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which PRG is the common parent corporation.

     (d) All tax sharing agreements or similar arrangements with respect to or involving PRG and the Subsidiaries are set forth in Exhibit 3.17 attached
                                                    ------------
hereto.

     (e)  Neither PRG nor any of the Subsidiaries has made an election under
Section 338 of the Code or has taken any action that would result in any tax liability of PRG or any of the Subsidiaries as a result of a deemed election within the meaning of Section 338 of the Code.

     (f) Neither PRG nor any of the Subsidiaries has made or become obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

     (g)  Except as set forth in Exhibit 3.17 attached hereto, there are no
                                 ------------
outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions among PRG and the Subsidiaries.

     (h) The amount of consolidated net operating losses, net capital losses, foreign tax credits, investment and other tax credits of the consolidated group of which PRG is the common parent allocable to PRG and the Subsidiaries under Treas. Reg. (S)1.1502-79 is set forth in Exhibit 3.17 attached hereto.
                                         ------------

     (i) PRG's basis, and excess loss account, if any, in each Subsidiary is set forth in Exhibit 3.17 attached hereto.
             ------------

     (j) The amount of investment tax credit of PRG and the Subsidiaries subject to recapture is set forth in Exhibit 3.17 attached hereto. The aggregate
                                     ------------
amount of ordinary losses on (S)1231(b) property that has been deducted by PRG and the Subsidiaries is set forth in Section 3.17 attached hereto.
                                     ------------

     (k)  Except as set forth in Exhibit 3.17 or Exhibit 3.1 attached hereto,
                                 ------------    -----------
neither PRG nor any of the Subsidiaries is subject to any joint venture, partnership or other arrangement or contract which is or should be treated by PRG or a Subsidiary as a partnership for federal income tax purposes.

     (l)  Except as set forth on Exhibit 3.17 attached hereto, the consolidated
                                 ------------
net operating losses, net capital losses, foreign tax credits, investment and other tax credits set forth in Exhibit 3.17 attached hereto are not currently
                               ------------
subject to any limitations under Section 382, Section 383 or any Treasury Regulations (whether temporary, proposed or final) under Section 1502 of the Code.

     (m)  Except as set forth on Exhibit 3.17 attached hereto, there are no
                                 ------------
documentary, stamp or other taxes (exclusive of income taxes) which shall become due and payable as a result of the transactions contemplated herein.

     3.18 CHANGES.  Except as otherwise expressly disclosed on the Exhibits
          -------
hereto or as described in Section 6.2(h), since December 31, 1996, there has not been:

     (a) any damage, destruction, other casualty loss or other occurrence resulting in a loss individually of $25,000 and in the aggregate of $50,000;

     (b) any disposition of any asset of PRG or a Subsidiary other than Intervals in the ordinary course of business or in connection with the Consolidation Transaction;

     (c) any amendment, modification or termination of any existing, or entering into any new, contract, agreement, lease, license, permit or franchise with a value individually of $10,000 and in the aggregate of $50,000;

     (d) any direct or indirect redemption, purchase or other acquisition of, or any declaration, setting aside or payment of any dividend or other distribution on or in respect of, any stock or other securities of PRG or a Subsidiary, other than distributions otherwise permitted under this Agreement;

     (e) any material changes in the accounting methods or practices followed by PRG or any of the Subsidiaries or any change in depreciation or amortization policies or rates, other than as disclosed on Exhibit 3.18 attached hereto and
                                              ------------
made a part hereof; or

     (f) any other materially adverse change in the assets, business, condition or prospects of PRG or a Subsidiary.

     3.19 ACCOUNTS RECEIVABLE.  The accounts receivable which are reflected in
          -------------------
the Financial Statements or which arose subsequent thereto were or will be, as the case may be, validly obtained in the ordinary course of business of PRG and the Subsidiaries and PRG and the Subsidiaries own 100% of the beneficial interests therein, none of which has been pledged, encumbered or sold (or are subject to a contract which for the sale, encumbrance or pledge thereof) except as set forth on Exhibit 3.19. The reserves for doubtful accounts reflected on
                ------------
the Financial Statements were determined in accordance with GAAP.

     3.20 SALES TRENDS.  The report attached as Exhibit 3.20 is true and
          ------------                          ------------
accurate in all material respects.

     3.21 SOFTWARE.  To the best knowledge of PRG, all software used on
          --------
computers at the Resorts or any off-site management office serving the Resorts (such software being described on Exhibit 3.21) is properly licensed to PRG, all
                                  ------------
licensing fees have been paid and, except as provided on Exhibit 3.21, PRG or a
                                                         ------------
Subsidiary, as the case may be, has the right to continue to use the software indefinitely upon the same terms and conditions as PRG or a Subsidiary or Predecessor Entity has during 1996.

     3.22 NO ADVERSE ACTIONS.  There is no existing, pending or threatened
          ------------------
termination, cancellation, limitation, modification or change in the business relationship of PRG or a Subsidiary with any principal supplier, customer or other person or entity except as are immaterial individually and in the aggregate and which are in the ordinary course of business. None of PRG, a Subsidiary or, to the best of PRG's knowledge, any shareholder, director, officer, agent, employee or other person associated with or acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental officials or others.

     3.23 REPORTING.  PRG and each Subsidiary and Predecessor Entity has timely
          ---------
filed (within applicable extension periods) all reports and documents required to be filed by it pursuant to state laws regulating time-share resorts and the rules and regulations promulgated thereunder. All such reports and documents were appropriately responsive to all applicable requirements, were complete, correct and proper in form and did not contain an untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. PRG shall send to Signature copies of all releases, financial statements and reports as and when sent to the PRG Shareholders, or to any regulatory authority, as to which the representations and warranties in the preceding sentence shall also apply.

     3.24 DISCLOSURE.  No representation, warranty or statement made by or on
          ----------
behalf of PRG in this Agreement the Exhibits attached hereto or in the certificates or other materials furnished or to be furnished to Signature or its representatives or lenders in connection with this Agreement and the transactions contemplated hereby or thereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. Through the

Closing Date, PRG shall promptly notify Signature of any change or event which could materially adversely affect the assets, operations, business, conditions or prospects of PRG or a Subsidiary.

                                  ARTICLE IV
           ADDITIONAL AGREEMENTS AND REPRESENTATIONS OF THE PARTIES

     4.1  ORDINARY COURSE.  Except as described on Exhibit 4.1 attached hereto
          ---------------                          -----------
and made a part hereof, or stated herein, prior to the Closing from and after December 31, 1996, without Signature's written consent, PRG represents, covenants and agrees that neither PRG nor a Subsidiary or Predecessor Entity shall have:

     (a) borrowed any sums or entered into any financial guarantees or otherwise incurred any indebtedness or liability in excess of $50,000 individually or $250,000 in the aggregate for PRG and all Subsidiaries as a group;

     (b) sold, assigned, transferred, leased, mortgaged, pledged or subjected to lien, or otherwise encumbered, any of its assets, with the exception of the sale of Intervals made in the ordinary course of business;

     (c) managed customer accounts, receivable portfolios, construction of new units and facilities, the marketing and sale of Intervals, equipment, inventories and other supplies other than in the ordinary course of business;

     (d) other than in connection with the Consolidation Transaction, issued or sold any shares of its capital stock of any class, or issued or sold any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, nor made any commitment to issue or sell any such shares or securities;

     (e) from and after February 20, 1997, directly or indirectly through any investment banker or other representative or otherwise, solicited or negotiated with respect to any inquiries or proposals from any person relating to: (1) the merger or consolidation of PRG or a Subsidiary or Predecessor Entity with any person or entity, (2) the direct or indirect acquisition by any person of any of the assets of PRG or a Subsidiary or Predecessor Entity, or (3) the acquisition of direct or indirect beneficial ownership or control of PRG or a Subsidiary or Predecessor Entity or any securities thereof by any person;

     (f) entered into any agreement or transaction not in the ordinary course of business (I) pursuant to which the aggregate financial obligation of PRG or a Subsidiary exceeds $50,000 individually or $250,000 in the aggregate for PRG and the Subsidiaries as a group, or (ii) which is not terminable by PRG or such Subsidiary without penalty upon less than 31 days' notice;

     (g) entered into any employment, consulting or similar agreement with, or made or authorized any compensation increase for, any executive officer, director or key employee of PRG or a Subsidiary whether such increase relates to base compensation, commissions, bonuses or benefits, or otherwise;

     (h) other than as described in Section 6.2(h) hereof, declared, paid or set aside for payment any dividend, distribution or return of capital in respect of its capital stock or other equity securities or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock, options, warrants or securities convertible into its capital stock or other equity securities;

     (i) made or committed to make any capital expenditures in excess of $50,000 individually or $250,000 when aggregated with all other such expenditures by PRG and all Subsidiaries as a group during any 30-day period, other than in the ordinary course of business consistent with past practices;

     (j) made any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

     (k) significantly altered or revised the accounting practices, procedures, methods or principles currently in place;

     (l)  materially changed any credit policies;

     (m)  settled or compromised any litigation described on Exhibit 3.12 or any
                                                             ------------
tax disputes;

     (n)  established or adopted any employee benefit plan;

     (o) consented to any adverse zoning changes, or sold, transferred, assigned, disposed of, or consented to the utilization of any development rights of any Real Property, including air rights, if any, or adversely modified or amended or consented to any modification, amendment, termination or surrender of any Governmental Permit; or

     (p) otherwise entered into any transaction or taken other action not in the ordinary course of business.

In the event that PRG or a Subsidiary should desire relief from any of the foregoing provisions, such request for relief shall be made in advance, in writing, to Signature and shall with specificity describe the relief being requested, the reason that such relief is necessary, and any supporting materials that may be reasonably needed in order to evaluate the request, including a representation that the need does not arise from intentional acts of PRG. Signature shall, upon receiving such information, promptly respond, in writing, to PRG or the Subsidiary, as the case may be, with its decision, which decision shall be made promptly and in a reasonable and business-like manner.

     4.2  ACCESS PRIOR TO CLOSING.  Upon reasonable notice from the date hereof
          -----------------------
through the Closing, PRG and the Subsidiaries, and their respective directors, officers, agents and employees, shall afford Signature and PAC and their representatives (including, without limitation, its independent public accountants, engineers, consultants, attorneys, lenders and other representatives) reasonable access to, and opportunity to examine, during normal business hours, any and all of the premises, properties, contracts, books, records, business, data, personnel, customers and vendors of or relating to PRG, any of the Subsidiaries or (to the extent reasonably necessary) the Related Parties or their operations. PRG and the Subsidiaries, and their respective officers, directors, shareholders, agents and employees shall cooperate fully in connection with the foregoing. Signature shall defend, indemnify and hold PRG and the PRG Shareholders harmless from and against all loss, expense (including, but not limited to, reasonable attorneys' fees and expenses arising from the enforcement of this indemnity), damage and liability resulting from claims for personal injury, wrongful death or property damage against PRG or any of the Subsidiaries or any of the Real Properties arising from or as a result of, any act or omission of Signature or any of its agents, employees and representatives in connection with any examination or inspection conducted pursuant to this Section. No soil and/or ground water sampling shall be performed unless and until the location, scope and methodology of such sampling and the environmental consultant selected by Signature to perform such sampling have all been approved by PRG, which approval shall not be unreasonably withheld. Signature shall cause all materials excavated pursuant to any environmental tests, together with all substances applied thereto in the course of analysis, to be disposed of in accordance with all Applicable Environmental and Health Laws. Signature and its agents, employees and representatives shall use all reasonable efforts to minimize any disruption of the business of PRG in connection with such examinations and inspections. Signature and PAC have and will through Closing provide to PRG access to information and Signature properties reasonably necessary for PRG to understand Signature and its business, subject to required limitations on access to non-public information.

     4.3  REGULATORY AND OTHER AUTHORIZATIONS.  PRG and Signature shall obtain,
          -----------------------------------
and/or shall cooperate fully in obtaining, all governmental, regulatory and third-party approvals, consents, filings, authorizations or certifications necessary in order to consummate the transactions contemplated hereby. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any of the foregoing and will use their best efforts to secure the same as promptly as possible.

     4.4  FURTHER ASSURANCES.  At any time and from time to time at or after the
          ------------------
Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby. PRG and Subsidiaries each further agree that they shall fully cooperate with Signature in taking reasonable preliminary steps toward giving notice to prepay, being prepared to prepay or otherwise rework or pay down certain loans and other obligations of PRG and Subsidiaries which Signature may desire to undertake immediately following Closing. Further, PRG shall obtain consents and estoppel certificates in a form reasonably acceptable to Signature from each of the lenders of PRG or any Subsidiary or other applicable parties and the lessors listed on Exhibit 4.4. A consent or estoppel certificate shall be deemed to be
          -----------
in a form reasonably acceptable to Signature if it if it is substantially in the form attached hereto as Exhibit 4.4(a).
                        --------------

     4.5  PAYMENT OF TAXES.  The PRG Shareholders shall pay as a PRG Expense all
          ----------------
sales taxes, 50% of any property transfer taxes, all documentary or other stamp taxes and all similar taxes, if any, arising out of or related to their receipt of Signature Stock (including the Holdback Shares) or cash as contemplated by this Agreement; provided, however, that each PRG Shareholder shall be personally responsible for any income or gift taxes incurred by such PRG Shareholder arising from the Merger or other transactions contemplated herein, such taxes to be paid by the applicable PRG Shareholder, and shall not be paid by PRG, a Subsidiary or Predecessor Entity or be a PRG Expense.

     4.6  DELIVERY.  Subject to the terms and conditions of this Agreement, the
          --------
parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to Article VII below. In
                                                        -----------
addition to their respective obligations under Section 4.4 and elsewhere in this Agreement, each of Signature and PRG also agrees to take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and none of Signature or PRG will, nor will it permit any of its respective subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

     4.7  EMPLOYEES.  Except as otherwise provided in Section 4.10 herein, PRG
          ---------
hereby acknowledges that Signature has no obligation to employ, or to continue the employment by PRG or a Subsidiary of, any of the employees or independent contractors of PRG or a Subsidiary. Neither PRG nor a Subsidiary shall make any representation to the contrary to any of such employees; provided, however, Signature and/or its Affiliates may interview or otherwise contact such employees regarding any future employment. If and to the extent Signature so requests, the respective directors and officers of PRG and each of the Subsidiaries will use their best efforts to cause employees or independent contractors of PRG or a Subsidiary designated by Signature to remain employees or independent contractors of PRG or a Subsidiary or become employees or consultants of Signature, with it being understood and agreed that such employment or engagement shall be with no contractual obligation on the part of PRG, a Subsidiary or Signature to continue any such employment or engagement, which such employment or engagement upon terms and conditions satisfactory to Signature.

     4.8  CONTINUED RELATIONSHIPS.  PRG and each of the Subsidiaries shall
          -----------------------
utilize commercially reasonable efforts to preserve intact the business of PRG and each of the Subsidiaries and keep available the services of their respective officers and employees and maintain good relationships with suppliers, customers and others having business relations with PRG or any of the Subsidiaries.

     4.9  CONFIDENTIALITY.  Except as contemplated by this Agreement, as
          ---------------
required by law or otherwise expressly consented to in writing by Signature and PRG, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage. Notwithstanding the foregoing, (a) Signature may issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, provided that Signature will provide to PRG a copy of any proposed release in advance of its dissemination to provide PRG an opportunity to comment thereon, and (b) Signature may, at any time after the date of this Agreement, file with the SEC a Form 8-K pursuant to the Exchange Act with respect to the transactions contemplated by this Agreement, which Form 8-K may include, among other things, financial statements and pro forma financial information with respect to PRG and the Subsidiaries, and/or file with the Commission a registration statement under the Securities Act which includes a prospectus containing any information required to be included therein with respect to the transactions contemplated by this Agreement, including but not limited to financial statements and pro forma financial information with respect to PRG and the Subsidiaries, and thereafter distribute said prospectus in connection with the offer and sale of securities of Signature. PRG shall cooperate with Signature and provide such information and documents as may be required in connection with any such filings.

     In the event the Closing is not consummated, each party hereto will hold in absolute confidence any information obtained from another party, except to the extent (a) such party is required to disclose such information by law or regulation, (b) disclosure of such information is necessary in connection with the pursuit of a claim by such party against another party, (C) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (d) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (a) or (b) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so. Notwithstanding the foregoing, Signature may issue or make a press release, announcement or other disclosure regarding the termination of this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law.

     4.10 ADDITIONAL AGREEMENTS AND RELATIONSHIPS.  Simultaneously with the
          ---------------------------------------
execution of this Agreement, the appropriate parties have entered into the following agreements (collectively, the "RELATED AGREEMENTS"):

     (a) Bush, Plantation and Signature have entered into a mutually acceptable agreement for post Closing services, which is effective subject to the Closing.

     (b) OII and Signature have entered into a mutually acceptable agreement with respect to post-closing issues, which is effective subject to the Closing.

     (c) Signature and Resort Services, Inc. have negotiated the terms of a Consulting Agreement between Signature and Resort Services, Inc., requiring the services of Robert T. Gow and Kay F. Gow, and other personnel at Resort Services, which is effective subject to the Closing.

     (d) In consideration for the delivery of the Signature Stock contemplated herein, Robert T. Gow, Kay F. Gow, David E. Legere, Patricia Legere, Marc B. Sharp, John J. Digges and Michele Z. Ball will enter into non-competition agreements with Signature, a form of which is attached hereto as Exhibit
                                                                 -------
4.10(a).
-------

     (e) PRG agrees to cause Powhatan Village Corp. ("PVC") to sell PVC's interest in approximately 140 acres of real estate owned by PVC located on the Chickahominy River.

     (f) Signature and OII have entered into a mutually acceptable agreement terminating all agreements between OII, on the one hand, and PRG any Subsidiary or Predecessor Entity, on the other hand, and also providing for post-termination accounting procedures (the "OII CONTRACT"), which is effective subject to the Closing.

     (g) Signature and the PRG Shareholders have entered into a mutually acceptable Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") with respect to the registration of the Signature Stock being delivered to the PRG Shareholders at Closing, which is effective subject to the Closing.

     (h) Signature and the PRG Shareholders will, at the Closing, enter into an agreement relating to tax matters substantially in the form of Exhibit 4.10(b)
                                                               ---------------
(the "TAX COOPERATION AGREEMENT").

     (i) Signature and PRG shall have executed the Escrow Agreement (along with the Escrow Agent specified therein) substantially in the form of Exhibit 4.10(C)
                                                                 ---------------
(the "ESCROW AGREEMENT").

     4.11 NO SOLICITATION.  PRG and its respective Subsidiaries, and those
          ---------------
acting on behalf of any of them will not, and PRG will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than Signature and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving PRG or any Subsidiary or division of PRG or any sale of any of its capital stock or of the capital stock or other securities or assets of any Subsidiary or division of PRG. PRG will notify Signature immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of PRG's business, or providing information to government authorities.

     4.12 AGREEMENT OF AFFILIATES.  At the Closing, each PRG Shareholder shall
          -----------------------
deliver to Signature the Affiliate Agreement attached hereto as Exhibit 4.12
                                                                ------------
(the "AFFILIATE AGREEMENT"). Each PRG Shareholder, being an "affiliate" of PRG, agrees that with respect to the Merger qualifying for pooling-of-interests accounting treatment, shares of Signature Stock issued to the PRG Shareholders in exchange for their PRG Stock shall not be transferable until such time as the financial results covering at least 30 days of combined operations of Signature and PRG have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting

Policies, except for sales of amounts permitted thereunder, provided advance advanced notice of any such proposed sale is given to Signature not less than five business days prior to sale. Signature shall be entitled to place a restrictive legend on certificates issued in the Merger to enforce the provisions of this Section, regardless of whether the recipient has executed the Affiliate Agreement. Signature agrees promptly to direct its stock transfer agent to remove such restrictive legend upon the request of any PRG Shareholder given at any time following the publication of such combined financial results as specified in this Section 4.12.

     4.13 NASDAQ QUOTATION OF SIGNATURE STOCK.  Signature agrees that, prior to
          -----------------------------------
the Closing, such shares will be approved for quotation on The NASDAQ Stock Market.

     4.14 ACCOUNTING TREATMENT.  Signature will not knowingly enter into any
          --------------------
agreement or take any action that would disqualify the Merger and the transactions related thereto for pooling-of-interest treatment under GAAP or under the rules and regulations of the SEC.

     4.15 LIABILITIES OF PRG.  Signature agrees that subsequent to the Closing,
          ------------------
that it will direct PRG, as the surviving entity of the Merger, to discharge and pay in a commercially reasonable manner all liabilities and obligations of PRG and the Subsidiaries existing as of the Effective Time, in accordance with the terms and conditions of such liabilities or obligations.

     4.16 FILING OF REPORTS.  Signature agrees that it will file financial
          -----------------
results covering at least 30 days of combined operations of Signature and PRG within 45 days after the end of the first quarterly period in which there has been at least 30 days of combined operations of PRG and Signature.

     4.17 PRG LENDER CONSENTS.  With respect to all loans of PRG or any
          -------------------
Subsidiary which it is anticipated will be outstanding as of the Effective Time,
(I) PRG undertakes to seek such consent without any obligation to pay any consideration and to promptly provide such lenders with such information as they may require to provide consent, and Signature agrees to assist in seeking such consents and to approve conditions to such consent that Signature deems to be reasonable; (ii) Signature shall have the right (but not the obligation) to participate with PRG in the negotiations with such lenders to obtain consent;
(iii) Signature shall have the right (but not the obligation) to satisfy the loan (on such terms as may be negotiated by Signature, PRG having the right to participate in such negotiations although all decisions will be in Signature's discretion) for which the lender declines to provide the consent necessary to satisfy this condition; (iv) Signature may require PRG to waive the receipt of any such consents; and (v) Signature shall fully indemnify and holds harmless each party who (as a guarantor or otherwise) may continue to be liable to the lender following the Closing, it being agreed that the terms of any such indemnity shall be reasonably acceptable to each such party.

                                   ARTICLE V
                              REGISTRATION RIGHTS

     Signature has entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 5, with the PRG Shareholders which will become
                      ---------
effective upon Closing, for the purpose of providing to the PRG Shareholders an ability to sell in the open marketplace the shares of Signature Stock being received in the Merger. Notwithstanding any provisions of the Registration Rights Agreement, PRG and the PRG Shareholders acknowledge and agree that while registration of the Signature Stock may be available, that such registration does not relieve the PRG Shareholders of compliance with the obligations nor affect the restrictions imposed upon them by the Securities Act, nor their responsibilities under the Affiliate Agreements with regard to the pooling-of-interest accounting rules as described in Section 4.12 herein.


                                  ARTICLE VI
                             CONDITIONS TO CLOSING

     6.1  CLOSING CONDITIONS OF PRG AND THE PRG SHAREHOLDERS.  The obligations
          --------------------------------------------------
of PRG and the PRG Shareholders under this Agreement are subject to the reasonable satisfaction, or waiver, at or prior to the Closing, of each of the following conditions:

     (a) The representations and warranties of Signature contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date; or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

     (b) Signature shall have performed and complied with all of the covenants and agreements in all material respects and satisfied all of the conditions required by this Agreement to be performed or complied with or satisfied by Signature at or prior to the Closing;

     (c) All authorizations, consents, licenses, approvals and other actions by, and all notices to and filings with, any governmental authority that are required for the due execution, delivery and performance of this Agreement, the failure of which to be obtained could be reasonably expected to have a material adverse effect on PRG or the PRG Shareholders following the Closing, shall have been made or obtained in form and substance reasonably satisfactory to PRG, and all waiting periods which are required by law to have expired prior to consummation of the Merger shall have expired;

     (d) No action, suit or proceeding shall have been instituted by any person or entity, or by any governmental authority, before a court or other governmental body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement (or the Consolidation Transaction) or that seeks other material relief with respect to any of such transactions or that could, individually or in the aggregate, have a material adverse effect on the business or prospects of PRG or any Subsidiary. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental authority in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

     (e) Pursuant to an Agreement between Signature and PaineWebber Incorporated which is effective only in the event the Merger is consummated, PaineWebber Incorporated shall have released PRG and the Predecessor Entities from all obligations under the engagement letter of August 12, 1996 (Signature having no responsibility under this subparagraph in the event the Merger is not consummated for any reason);

     (f) Subject to the provisions of Section 4.17 herein, PRG's lenders shall have consented to the Merger to the extent required under the underlying loan documents; and

     (g)  All deliveries required by Section 7.2 shall have been made.

     6.2  CLOSING CONDITIONS OF SIGNATURE.  The obligations of Signature under
          -------------------------------
this Agreement are subject to the reasonable satisfaction, or waiver, at or prior to the Closing, of each of the following conditions:

     (a) The representations and warranties of PRG contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date; or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such date;

     (b) PRG and each of the Subsidiaries shall have performed and complied with all the covenants and agreements in all material respects and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it or them at or prior to the Closing, including but not limited to, those covenants contained in Section 4.1 hereof;

     (c) All authorizations, consents, licenses, approvals and other actions by, and all notices to and filings with, any governmental body, agency, official or authority, including any necessary consent by the Virginia Department of Real Estate to a change in the identity of the developer for the Resorts to Signature or a Signature Subsidiary, that are required for the due execution, delivery and performance of this Agreement, the failure of which to be obtained could be reasonably expected to have a material adverse effect on Signature following the Closing, shall have been made or obtained in form and substance reasonably satisfactory to Signature and copies thereof delivered to Signature, and all waiting periods which are required by law to have expired prior to consummation of the Merger shall have expired;

     (d) No action, suit or proceeding shall have been instituted by any person or entity, or by any governmental authority, before a court or other governmental body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement (or the Consolidation Transaction) or that seeks other material relief with respect to any of such transactions or that could, individually or in the aggregate, have a material adverse effect on the business or prospects of PRG or any Subsidiary. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement, and there shall be no ongoing investigation by the Virginia Attorney General or the Virginia Department of Real Estate relating to PRG or any Subsidiary;

     (e) Signature shall receive, in a form and substance reasonably acceptable to Signature, the consents and estoppel certificates described in Section 4.4, including, but not limited to, those from lenders and with respect to OPC sites described on Exhibit 3.6(a), which, during 1996, in the aggregate, accounted for
             --------------
not less than 80% of total tour generations;

     (f) No facts shall have arisen which would require the withdrawal of the Pooling Letter;

     (g) Contemporaneously with the Closing, Signature or an affiliate shall have acquired certain land containing approximately 140 acres on the Chickahominy River from Powhatan Village Corp. pursuant to the PVC Contract, for a purchase price not in excess of $2,625,000, and that PVC shall have retired and repaid prior to Closing all debts and advances to PRG, such amount being agreed to by the parties to be currently $2,625,000;

     (h) From January 1, 1997 through the Closing, neither PRG nor any Subsidiary or Predecessor Entity shall have made distributions , except to the extent approved by Signature (i.e., ordinary course of business salaries and the distributions described on Exhibit 6.2(h) being approved in advance by
                           --------------
Signature); that neither PRG nor any of the Subsidiaries or Predecessor Entities shall have incurred any debt or any other obligation beginning at any time after December 31, 1996 outside of the ordinary course of business, which debts or obligations would be part of PRG as of the Closing; the PRG Shareholders and their affiliates and shareholders shall not have agreed to forgive any advances, loans or other assets owed to PRG, its Subsidiaries or Predecessor Entities by any such parties, their affiliates, related parties or other third parties within their control; and all debts between PRG or any Subsidiary shall have been satisfied or arrangements to satisfy such debt shall have been made, subject to Signature's reasonable approval; except for the repayment of a debt of OII, the repayment of which is described in the OII Contract, as of Closing there shall be no receivables or payables among PRG and any Subsidiary, on the one hand, and any PRG Shareholder or PRG Beneficial Owner, on the other hand;

     (i) At Closing, PRG and the Subsidiaries possess all contractual rights and own all assets (including the Personal Property) previously possessed or owned by Powhatan Associates, Greensprings Associates, RKG (and its Subsidiaries) and OII (other than assets disposed of in connection with the Consolidation Transaction or in the ordinary course of business) which are necessary for the operation of their respective businesses, including the marketing and selling of Intervals and the operation of the Resorts so that such business and Resorts may be operated in a manner consistent with past practices; including, but not limited to, all licenses, regulatory permits, approvals and licenses, intellectual property, software and other Personal Property, except for licenses, permits and approvals for which the absence will not have a material adverse effect on the respective businesses;

     (j) Signature shall have received the result of a recent judgment, lien and tax search by Chicago Title Insurance Company or by another title insurance company selected by Signature (and reasonably acceptable to PRG) showing no liens (other than Permitted Exceptions) against any Real Property owned by PRG or a Subsidiary;

     (k)  All deliveries required by Section 7.1 shall have been made.


                                  ARTICLE VII
                                  THE CLOSING

     7.1  DELIVERIES BY PRG.  At the Closing, Signature shall receive from PRG
          -----------------
the following and PRG shall cause the same to be delivered to Signature:

     (a) Certificate of good standing from the Secretary of State of each of the states in which PRG or any of the Subsidiaries is incorporated, organized or qualified stating that each such entity is a validly existing corporation (or partnership or limited liability company, as the case may be) in good standing;

     (b) A certificate, dated as of the Closing, signed by an officer of, PRG to the effect that the conditions specified in Sections 6.2(a) and (b) above, have been satisfied;

     (c) An opinion from counsel of PRG and the Subsidiaries, in form and substance reasonably satisfactory to counsel for Signature, to the effect that:
(I) PRG and each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction in which the nature of its business or ownership of its assets, to the knowledge of that counsel, requires such qualification and has all requisite power and authority to own all of its properties and assets and to conduct its business as currently conducted and, to the knowledge of such counsel, PRG and the Subsidiaries has all required governmental certifications, licenses, permits, approvals and authorizations necessary for the conduct of its business as currently conducted and the foregoing shall not cease to remain in full force and effect as a result of the completion of the transactions contemplated by this Agreement; (ii) the PRG Stock and the securities of the Subsidiaries outstanding immediately prior to the Closing Date have been duly and validly authorized and issued, are fully paid and nonassessable and were not, to the knowledge of such counsel, issued in contravention of the preemptive rights of any person and, based upon a review of the stock or other security transfer records and inquiry of the officers and directors of PRG and the Subsidiaries, constitute all of the issued and outstanding securities of PRG and the Subsidiaries, which securities of the Subsidiaries are held as set forth in Exhibit 3.3 of this Agreement; (iii) PRG
                                      -----------
owns all of the outstanding capital stock of RKG and RKG in turn owns all of the outstanding capital stock of Williamsburg Vacations, Inc. and Greensprings Plantation Resort, Inc. (together the "CORPORATE SUBSIDIARIES"). PRG and/or the Corporate Subsidiaries together own all of the equity interests in Greensprings Associates and Powhatan Associates; the Contribution Agreement and the assignments and bill of sale referred to therein which relate to the

Offsite Operating Assets, the Plantation Group Operating Assets and the Bush Operating Assets (each as defined in the Contribution Agreement) have been duly authorized by all necessary corporate action on behalf of the parties thereto and are enforceable in accordance with their respective terms (subject to standard exceptions as to enforceability); (iv) all authorizations, consents, approvals, certifications or notices of any federal, state, local or foreign governmental authority required to be obtained or given or waiting period required to expire (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended in order that the Consolidation Transaction or the transactions contemplated hereby may be consummated have been satisfied, waived or are not required; (v) this Agreement and the Related Agreements (to the extent PRG is a party thereto) and other documents contemplated hereby have been duly and validly authorized, executed and delivered on behalf of PRG and constitute (subject to standard exceptions to enforceability) its valid, binding and enforceable agreements; (vi) except as disclosed in this Agreement or the Exhibits hereto, and as may be specified by such counsel, to the knowledge of such counsel, there is no litigation, proceeding, or governmental investigation or labor dispute pending or threatened against or relating to PRG, any of the Subsidiaries or their properties or business which is material to the business of PRG or a Subsidiary or which may prohibit or inhibit consummation of this Agreement; (vii) the execution, delivery and performance of this Agreement and the Agreements and other documents contemplated hereby (and the Consolidation Transaction) do not (a) violate any provision of the Certificate and/or Articles of Incorporation or Bylaws of PRG or the governing documents of any Subsidiary, or (b) violate any provision of the Consolidation Documents; (viii) the Merger has been duly and validly approved and adopted by the PRG Shareholders and the Board of Directors of PRG and all actions on the part of PRG necessary to cause the Merger to become effective, other than the filing of the Articles of Merger, have been duly and validly taken; (ix) the Resorts comply with the Americans with Disabilities Act based upon the current method of operation; and (x) to the knowledge of such counsel, there is no ongoing investigation by the Virginia Attorney General or the Virginia Department of Real Estate relating to PRG or any Subsidiary;

     (d) Copies of duly adopted resolutions approving the execution, delivery and performance of this Agreement and the other instruments contemplated hereby certified by the Secretary of PRG;

     (e) A policy or policies of title insurance or commitments therefor from Chicago Title Insurance Company or another title insurance company acceptable to Signature (and reasonably acceptable by PRG) in amounts and in form and substance acceptable to Signature, insuring all real estate interests of PRG and each of the Subsidiaries, subject only to such exceptions (which shall include the Permitted Exceptions) as are reasonably acceptable to Signature;

     (f) A true, correct and complete copy of the Articles of Incorporation (or similar public record of formation), as amended, of PRG and each Subsidiary, certified by the Secretary of State of its state of incorporation or formation, and a true, correct and complete copy of the Bylaws, operating agreement or partnership agreement (as applicable) as amended, of PRG and each Subsidiary, certified by the Secretary of PRG;

     (g) A list of the PRG Shareholders as of the Closing and certified by the Secretary of PRG;

     (h) An original or photostatic copy duly certified as accurate and complete of all requisite governmental or regulatory approvals of the transactions contemplated hereby;

     (i)  The affidavit or affidavits required by Section 3.6(k) hereof;

     (j) The Related Agreements, the subscription agreement and accredited investor letters referred to in Section 3.3 and the Affiliate Agreements, all executed by the appropriate parties (with the exception of Signature); and

     (k) Such other documents and instruments as Signature may reasonably request.

     7.2  SIGNATURE'S DELIVERIES.  At the Closing, the PRG Shareholders (as a
          ----------------------
group and not individually) shall receive from Signature the following:

     (a) Certificate of good standing from the Secretary of State of the State of Maryland stating that Signature is a validly existing corporation in good standing;

     (b) A certificate, dated as of the Closing, signed by an officer of Signature to the effect that the conditions specified in Section 6.1(a) and (b) above have been satisfied;

     (c) Copies of duly adopted resolutions of Signature's Board of Directors approving the execution, delivery and performance of this Agreement and the Related Agreements, certified by its Secretary;

     (d) An opinion from counsel of Signature, in form and substance reasonably satisfactory to counsel for PRG, to the effect that: (I) Signature is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland; (ii) the shares of Signature Stock have been duly and validly authorized and issued and are fully paid and nonassessable, included for quotation on the NASDAQ Stock Market and issued in compliance with all applicable federal and state securities laws (no opinion is being given with respect to the adequacy of any disclosure); (iii) this Agreement, the Related Agreements and the other agreements and documents contemplated hereby have been duly and validly authorized, executed and delivered on behalf of Signature and constitute (subject to standard exceptions to enforceability) its valid, binding and enforceable agreements; and (iv) the execution, delivery and performance of this Agreement, the Related Agreements and the other agreements and documents contemplated hereby do not violate any provision of the Certificate and/or Articles of Incorporation or By-laws of Signature; and (v) the Merger qualifies as a tax-free reorganization under Section 368 of the Code.

     (e)  The Registration Rights Agreement attached hereto as Exhibit 5, and
                                                               ---------
the Related Agreements described in Section 4.10 all executed by Signature.

                                 ARTICLE VIII
                                  TERMINATION

     8.1  TERMINATION.  Notwithstanding anything in this Agreement to the
          -----------
contrary, this Agreement may be terminated only:

     (a)  by mutual consents of the Boards of Directors of Signature and PRG;

     (b) by Signature or PRG if, for any reason, the Closing has not occurred on or before May 31, 1997;

     (c) by Signature, upon a breach of any representation, warranty or covenant on the part of PRG set forth in this Agreement, or any representation or warranty of PRG shall become untrue, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would be incapable of being satisfied by May 31, 1997;

     (d) by PRG, upon a breach of any representation, warranty or covenant on the part of Signature set forth in this Agreement, or any representation or warranty of Signature shall become untrue, in either case such that the conditions set forth in Section 6.1(a) or 6.1(b), as the case may be, would be incapable of being satisfied by May 31, 1997;

     (e) by Signature or PRG if any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become non-appealable;

     (f) by Signature if PRG (or its Board of Directors or Shareholders) shall have withdrawn or materially modified their authorization or approval (or such Board's recommendation to the PRG Shareholders) of the Merger or this Agreement or shall have refused to consummate the Merger, unless such withdrawal, modification or refusal occurs at a time when PRG would have the right to terminate this Agreement under Section 8.1(d);

     (g) by PRG if Signature (or its Board of Directors) shall have withdrawn or materially modified its authorization or approval of the Merger or shall have refused to consummate the Merger, unless such withdrawal, modification or refusal occurs at a time when Signature would have the right to terminate this Agreement under Section 8.1(c);

     8.2  EFFECT OF TERMINATION.  Upon the termination of this Agreement
          ---------------------
pursuant to Section 8.1, this Agreement shall forthwith be void and of no further force and effect without any liability or obligation on the part of either party, except for the provisions set forth in Sections 4.9, Article X,
Section 8.3, and in this Section 8.2.

     8.3  TERMINATION PAYMENTS AND EXPENSE REIMBURSEMENTS.
          -----------------------------------------------

     (a) If this Agreement is terminated pursuant to (I) Section 8.1(b) as a result of a wilful and intentional breach of any of the material representations, warranties or covenants of PRG set forth herein or (ii) Section 8.1(f), Signature may, at its option, (A) require PRG to pay immediately to Signature the sum of $6,300,000 as liquidated damages, and not as a penalty, payable in immediately available funds to a bank account maintained by Signature or (B) sue PRG for damages, including reasonable attorneys fees. If this Agreement is terminated pursuant to Section 8.1(C) but the breach was not of the type to give rise to the foregoing options, PRG shall be required to pay to Signature an amount equal to Signature's Reimbursable Expenses.

     (b) If this Agreement is terminated pursuant to (I) Section 8.1(b) as a result of a wilful and intentional breach of any of the material representations, warranties and covenants of Signature set forth herein or (ii)
Section 8.1(g) PRG may, at its option, (A) require Signature to pay immediately to PRG the sum of $6,300,000 as liquidates damages, and not as a penalty, payable in immediately available funds to a bank account maintained by PRG, or
(B) sue Signature for damages, including reasonable attorneys fees. If this Agreement is terminated pursuant to Section 8.1(d), but the breach was not of the type to give rise to the foregoing options, Signature shall be required to pay to PRG an amount equal to PRG's Reimbursable Expenses.

     (c) "REIMBURSABLE EXPENSES" means all reasonable out-of-pocket expenses and fees incurred by the party being reimbursed, including, without limitation, reasonable attorneys fees and other professional fees, as well as all other expenses and costs of what ever kind and nature incurred in connection with the negotiation, preparation and execution of this Agreement, the Related Agreements, the Consolidation Documents and the other documents prepared in connection with such agreements and documents.

     (d)  The parties acknowledge that the agreements contained in this Section
8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if either party fails to pay any amounts due pursuant to this
Section 8.3 and in order to obtain such payment, suit is commenced which results in a judgment against such party therefor, such party shall pay the other party's reasonable costs (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section 8.3 (computed from the date upon which such amounts were due and payable pursuant to this Section 8.3) and such costs (computed from the date(s) incurred) at the prime rate of interest published from time to time by the Wall Street Journal (using the highest if
                                   -------------------
more than one is published for a particular day).  The obligations under this
Section 8.3 shall survive any termination of this Agreement. The provisions for liquidated damages hereunder are acknowledged by the parties to be reasonable due to the inability to accurately estimate damages for breach hereunder.

     8.4  SPECIFIC PERFORMANCE.  It is expressly agreed and understood that
          --------------------
nothing in this Agreement shall preclude either party from seeking specific performance, injunctive relief or any other remedies not involving the payment of monetary damages in the event of any breach or violation of any provision of this Agreement by the other party (whether of not this Agreement is terminated as a result of such breach or violation) and each party acknowledges that, in light of the unique benefit to it of its rights under this Agreement, such remedies shall be available in respect of any such breach or violation by it in any suit properly instituted in a court of competent jurisdiction.

                                  ARTICLE IX
                      INDEMNIFICATION AND HOLDBACK SHARES


     9.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Each of the
          ------------------------------------------
representations and warranties made by Signature and PRG in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date except that representations and warranties with respect to tax matters contained in Section 3.17 shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers for the applicable period of limitations) expires for the assessment by the taxing authority of taxes with respect to which the representations and warranties relate. No claim may be asserted against any party hereto and no party hereto shall have any liability to the other party hereto, with respect to any inaccuracy in or any breach of any representation or warranty after the survival period, except that if a claim shall be first asserted within the applicable period, such claim shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

     9.2  INDEMNIFICATION OF SIGNATURE.
          ----------------------------

     (a) The PRG Beneficial Owners agree, subject to the limitations in Section 9.2(b), jointly and severally to indemnify and hold Signature harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorney's fees and expenses) incurred or suffered by Signature (collectively, "SIGNATURE INDEMNIFIABLE DAMAGES") resulting from or arising out of (I) any breach of a representation or warranty made by PRG in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by PRG in this Agreement, or (iii) any inaccuracy in any certificate delivered by PRG pursuant to this Agreement.

     (b) Except as provided in Section 9.2(c), no claim may be made against the PRG Beneficial Owners for indemnification pursuant to Section 9.2(a) with respect to any claim by Signature unless the aggregate of all claims shall exceed $700,000, in which case the PRG Beneficial Owners shall be required to pay or be liable for all claims (including those used to reach the $700,000 amount); provided the maximum amount for which all PRG Beneficial Owners may be liable for indemnification hereunder shall not exceed the aggregate amount of the value of the Merger Consideration issued in the Merger and the maximum amount payable by each PRG

Beneficial Owner shall not exceed the value of the Merger Consideration issued to such PRG Beneficial Owner in the Merger. For each PRG Beneficial Owner that is not a PRG Shareholder and therefore will not be directly issued any of the Merger Consideration in the Merger, the maximum amount payable by such PRG Beneficial Owner shall equal the value of the Merger Consideration issued to the PRG Shareholder in which such PRG Beneficial Owner holds an ownership interest multiplied by a percentage equal to the percentage of distributable proceeds to which such Beneficial Owner would be entitled to receive from such PRG Shareholder upon liquidation of such PRG Shareholder as of the Closing Date. For purposes of this Section 9.2, the amount of Signature Indemnifiable Damages hereunder shall be net of any insurance proceeds and any indemnity, contribution or other similar payment payable by any third-party with respect thereto.

     (c)  Notwithstanding anything to the contrary contained in Section 9.2(b),
(i) with respect to Signature Indemnifiable Damages resulting from or arising out of any breach of the representation and warranty contained in Section 1.3(a)(ii) and the representations or warranties made by PRG in or pursuant to this Agreement relating to RKG and its direct Subsidiaries, Williamsburg Vacations, Inc. and Greensprings Plantation Resort, Inc., all claims, regardless of amount, shall be subject to indemnification hereunder, and (ii) the PRG Beneficial Owners shall be required to pay or be liable for each such claim notwithstanding the $700,000 threshold set forth in Section 9.2(b), but (iii) such claims shall not otherwise be counted for purposes of determining whether such $700,000 threshold shall otherwise apply.

     (d) Signature agrees that it shall give the PRG Shareholder Representatives (as defined and identified in the Escrow Agreement) prompt written notice of any claim by Signature or any third-party claim that Signature receives against Signature, PRG or any Subsidiary, as to which Signature is entitled to request indemnification hereunder (a "POTENTIAL CLAIM NOTICE"). The Potential Claim Notice shall include a description of the nature of the claim, the identity of the party by whom it is being asserted and the basis for Signature's belief that the claim entitles Signature to indemnification hereunder. In the case of third-party claims, the PRG Shareholder Representatives shall then have 20 calendar days in which either to (I) agree that the claim described in the Potential Claim Notice is covered by this indemnity or (ii) deny that the claim is covered by this indemnity. In the event that the PRG Shareholder Representatives agree that the third-party claim is covered by this indemnity (such claim being deemed to be a "COVERED CLAIM" for purposes of this Agreement), (I) the PRG Beneficial Owners shall reimburse Signature for reasonable costs incurred by Signature in the defense of such Covered Claim prior to the assumption of such defense by such PRG Beneficial Owners, (ii) such PRG Beneficial Owners shall have the right to control the defense of such claim with counsel selected by the PRG Shareholder Representatives (subject to the reasonable approval of Signature) and (iii) the PRG Beneficial Owners shall pay all costs of defense, settlement or judgment relating to such Covered Claim. If control of the defense is assumed by the PRG Beneficial Owners, Signature shall have the right to participate in the defense of such claim with counsel it selects but the costs of such counsel shall be borne by Signature. In the event that the PRG Shareholder Representatives deny that a third-party claim is covered by this indemnity, Signature shall have the right, subject to the next sentence, to control the defense of the claim and shall pay all costs of defense, settlement or judgment, provided that Signature shall keep the PRG Shareholder Representatives reasonably informed as to the status of any proceedings and shall consult with the PRG Shareholder Representatives prior to entering into any settlement of the claim (notwithstanding the foregoing, the PRG Shareholder Representatives shall not have the right to disapprove of any settlement unless the PRG Shareholder Representatives agree that the claim underlying the settlement is covered by this indemnity). If the claim described in the Potential Claim Notice is a third-party claim to which the PRG Shareholder Representatives have denied coverage under this indemnity, Signature and the PRG Shareholder Representatives agree to move the issue of coverage under the indemnity to arbitration as soon as reasonably practicable in order to reach a final resolution of the responsibility issue. Such arbitration shall be conducted substantially in accordance with the procedures specified in Section 9.3(a)(3). In the event that the arbitration determines that a third-party claim is covered by this indemnity, such claim shall be deemed to be a Covered Claim for purposes of this Agreement and the PRG Shareholders shall thereafter have the right to control of the defense of such claim with counsel selected by the PRG Shareholder Representatives (subject to the reasonable approval of Signature) and the PRG Beneficial Owners shall pay all costs of defense, settlement or judgment relating to such Covered Claim, including those incurred by Signature before such determination was made. After the defense of the claim is assumed by the PRG Beneficial Owners, Signature shall again have the right to participate in the defense of such claim with counsel it selects but the costs of such counsel shall be borne by Signature.

     9.3  SECURITY FOR INDEMNIFICATION OF SIGNATURE.
          -----------------------------------------

     (a) As security for the agreement by the PRG Beneficial Owners to indemnify and hold Signature harmless as described in Section 9.2, at the Closing, the PRG Shareholders shall place in an escrow with Chicago Title Company (the "ESCROW AGENT") pursuant to the Escrow Agreement, certificates representing the Holdback Shares issued pursuant to this Agreement. Further, there shall also be deposited with the Escrow Agent, all shares of Signature Stock issued to the PRG Shareholders as a result of any stock split with respect to the Holdback Shares. Any shares of Signature Stock that are applied by Signature to satisfy indemnification claims hereunder shall be valued for this purpose at the average closing price of the shares of Signature Stock on the NASDAQ Stock Market over the five-trading day period preceding the date the shares are actually redeemed by Signature in satisfaction of Signature Indemnifiable Damages hereunder (or, if not quoted on the NASDAQ Stock Market, on the principal national securities exchange upon which the Signature Stock is then traded, or if not so traded, the value of the Signature Stock as determined in good faith by the Board of Directors of Signature). For purposes of this Agreement and the Escrow Agreement, the value so determined for the redemption date or any other date shall be referred to as the "REDEMPTION PRICE." The procedures to be followed in applying the Holdback Shares to satisfy Signature Indemnifiable Claims shall be as follows:

          (1) Signature shall give written notice (the "SIGNATURE CLAIM NOTICE") to the PRG Shareholder Representatives that Signature believes that it has the right to apply the Holdback Shares to satisfy a claim for Signature Indemnifiable Damages. The Signature Claim Notice shall include all of the information required by Section 5 of the Escrow Agreement.

          (2) The PRG Shareholders, acting through the PRG Shareholder Representatives, shall have the right to contest the Signature Claim Notice by written notice (the "CONTEST NOTICE") to Signature given within the 45-day period (the "NOTICE CONTEST PERIOD") following the receipt by the PRG Shareholder Representatives of the Signature Claim Notice.

          (3) In the event the PRG Shareholder Representatives contest the Signature Claim Notice, the PRG Shareholder Representatives and Signature shall attempt in good faith to resolve any disputed matter within the 45-day period following the date of the delivery of the Contest Notice to Signature (the "RESOLUTION PERIOD"). If the PRG Shareholder Representatives and Signature are unable to resolve the matter, then the parties shall settle the dispute through final and binding arbitration in Williamsburg, Virginia. The arbitration shall be conducted by a committee of three arbitrators (one appointed by a majority in interest of the PRG Shareholder Representatives, one appointed by Signature and one appointed by the two arbitrators so appointed), all of which appointments shall be made within 30 days after the expiration of the Resolution Period. If the PRG Shareholder Representatives do not appoint an arbitrator within such period, then the arbitrator appointed by Signature shall arbitrate the dispute. If Signature does not appoint an arbitrator within such period, then Signature shall be deemed to have irrevocably withdrawn its claim for indemnification with respect to the matter covered by the applicable Signature Claim Notice. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days following their appointment, and the Escrow Agent shall act accordingly, as provided in the Escrow Agreement, and such decision shall be final and binding on all parties and enforceable by the parties as a final judgment.

          (4) Notwithstanding the foregoing provisions of this Section 9.3, in the event that the Signature Indemnifiable Claim for which Signature is seeking to apply the Holdback Shares relates to a Covered Claim for which a third-party has entered a final judgment against Signature, PRG or any of the Subsidiaries, the execution of which has not been stayed pending appeal or has not been deferred by the written agreement of the third-party pending negotiation of a final settlement or which has not been satisfied or discharged by the PRG Beneficial Owners, Signature may redeem the Holdback Shares to satisfy such judgment without commencing an arbitration proceeding, provided that Signature shall thereafter apply the value of the Holdback Shares to satisfy the judgment and provided further that Signature shall make arrangements that are satisfactory to the Beneficial Owners to insure that they are released from liability with respect to the judgment to the extent of the Redemption Price of the Holdback Shares so redeemed.

     (b) Only if the Holdback Shares are insufficient to satisfy any claim for Signature Indemnifiable Damages hereunder, may Signature take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Signature Indemnifiable Damages from the

PRG Beneficial Owners out of the other assets of the PRG Beneficial Owners, subject to the limitations set forth elsewhere herein.

     (c) To the extent that Signature is successful in applying the Holdback Shares against Signature Indemnifiable Damages, such application shall be effected pro rata against the PRG Shareholders' Holdback Shares. Further, the PRG Shareholder Representatives may require that all or any portion of the Holdback Shares be sold in market transactions at any time (provided that such sales shall be made in compliance with state and federal securities laws, are made on a pro rata basis among the PRG Shareholders and not in violation of the provisions of this Agreement), and Signature shall reasonably act to cause the Escrow Agent to sell the shares requested and deposit the net sales proceeds into an escrow account which shall be an interest bearing account (invested as directed by the PRG Shareholder Representatives) with the interest payable to the PRG Shareholders on a monthly basis as earned.

     (d) All Holdback Shares shall be deemed to be owned by the PRG Shareholders, and the PRG Shareholders shall be entitled to vote such shares and to receive promptly as paid by Signature all dividends or distributions paid thereon or issued in respect thereof until any such shares are actually redeemed by Signature as provided in the Escrow Agreement.

     (e) If no claim by Signature for indemnification is outstanding on the one-year anniversary of the Closing, all Holdback Shares shall be released by the Escrow Agent as provided in the Escrow Agreement. In other circumstances, the release of Holdback Shares shall be determined in accordance with the terms of the Escrow Agreement.

     (f) For purposes of determining the maximum amount payable by each PRG Beneficial Owner as provided in Section 9.2(b), each PRG Beneficial Owner shall be deemed to hold a percentage of the Holdback Shares redeemed from the PRG Shareholder in which such PRG Beneficial Owner holds an ownership interest multiplied by a percentage equal to the percentage of distributable proceeds to which such Beneficial Owner would be entitled to receive upon liquidation of such PRG Shareholder as of the Closing Date.

     9.4  INDEMNIFICATION OF PRG AND THE PRG SHAREHOLDERS.   Signature agrees to
          -----------------------------------------------
indemnify and hold each of the PRG Shareholders harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable counsel fees and expenses) incurred or suffered by the PRG Shareholders (collectively, "PRG INDEMNIFIABLE DAMAGES") from or arising out of (i) any breach of a representation or warranty made by Signature in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by Signature in this Agreement, (iii) any inaccuracy in any certificate delivered by Signature pursuant to this Agreement or (iv) the operation by Signature of the business or PRG or any of its Subsidiaries (other than RKG) following the Closing. Notwithstanding the foregoing, no claim may be made against Signature for indemnification pursuant to this Section 9.4 with respect to any claim by PRG Shareholders unless the aggregate of all claims shall exceed $700,000, in which case Signature shall be required to pay or be liable for all such claims (including those used to reach the $700,000 amount), provided that the maximum amount for which Signature may be liable for indemnification hereunder shall not exceed the value of the Merger Consideration as of the Closing Date. Further, the parties agree that all claims made by the PRG Shareholders for PRG Indemnifiable Damages arising out of breaches by Signature of Section 4.15 or Section 4.17 shall be subject to indemnification hereunder without regard to the $700,000 limitation and regardless of amount. For purposes of this Section 9.4, the amount of any claim shall be net of any insurance proceeds, any indemnity, contribution or other similar payment payable by any third-party with respect thereto.

     9.5  EXCLUSIVITY OF INDEMNIFICATION FOR CONTRACTUAL BREACHES. No party
          -------------------------------------------------------
hereto is making any representation, warranty or covenant other than those contained herein. Anything herein to the contrary notwithstanding, following the Closing, the rights of the parties under the provisions of this Article IX shall be the sole and exclusive remedy available to the parties with respect to claims or damages arising out of breaches of the representations and warranties or other contractual obligations of the parties set forth in this Agreement. Nothing in the foregoing shall preclude the parties from seeking any claims or damages under the Related Agreements to remedy breaches by the parties under such Agreements.

     9.6  ARBITRATION.  The parties agree that the arbitrators appointed to
          -----------
serve in the arbitration proceeding described in Section 9.3(a)(3) shall have the authority to consider all Qualifying Claims asserted by the parties under this Agreement and may render an award in favor of Signature that is in excess of the Redemption Price of the Holdback Shares held in escrow and/or determine that Signature is liable to the PRG Shareholders for Qualifying Claims asserted
by the PRG Shareholders under this Agreement.   All such awards shall be final
and binding on all parties and enforceable by the parties as a final judgment. In addition to the resolution of Qualifying Claims under Section 9.3(a)(3), the parties agree to resolve other claims for indemnification arising under this Agreement through final and binding arbitration in Williamsburg, Virginia. The arbitration in such other cases shall be arbitrated by a committee of three arbitrators (one appointed by a majority in interest of the PRG Shareholder Representatives, one appointed by Signature and one appointed by the two arbitrators so appointed), all of which appointments shall be made within 30 days after notice has been given by Signature to the PRG Shareholder Representatives or by the PRG Shareholder Representatives to Signature that such party or parties desire to resolve a claim for indemnification arising under this Agreement pursuant to an arbitration proceeding. If the PRG Shareholder Representatives do not appoint an arbitrator within such period, then the arbitrator appointed by Signature shall arbitrate the dispute. If Signature does not appoint an arbitrator within such period, then the arbitrator appointed by the PRG Shareholder Representatives shall arbitrate the dispute. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days following their appointment, and such decision shall be final and binding on all parties and enforceable by the parties as a final judgment. The costs of any such arbitration and reasonable attorneys' fees incurred in any such proceeding shall be paid by the non-prevailing party, but the arbitrators shall have the right, in their discretion, to increase the award made to prevailing party by any or all of such costs.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 GOVERNING LAW AND CONSENT TO JURISDICTION.  This Agreement shall be
          -----------------------------------------
deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the Commonwealth of Virginia (without regard to such state's conflicts of law principles).

     10.2 NOTICES.  Any notices or other communications required under this
          -------
Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

          If to PRG, any PRG Shareholder, Beneficial Owner or Shareholder
Representatives:

                         Plantation Resorts Group, Inc.
                         4029 Ironbound Road
                         Suite 100
                         Williamsburg, Virginia  23188
                         Attn:  Dr. Kay Gow and
                                Robert Gow
                         Telecopy:  (757) 229-8690

          With a copy to:

                         Jay Bernstein, Esq.
                         Rogers & Wells
                         200 Park Avenue
                         52nd Floor
                         New York, New York  10166
                         Telecopy:  (212) 878-8375

          If to Signature:

                         Signature Resorts, Inc.
                         5933 West Century Boulevard
                         Suite 210
                         Los Angeles, California  90045
                         Attn:  Andrew D. Hutton, Esq.
                         Telecopy:  (310) 348-1010

          With a copy to:

                         Edward H. Brown, Esq.
                         Schreeder, Wheeler & Flint, LLP
                         127 Peachtree Street, N.E.
                         1600 Candler Building
                         Atlanta, Georgia  30303-1845
                         Telecopy:  (404) 681-3450

     10.3 ASSIGNMENT.  This Agreement may not be assigned, by operation of law
          ----------
or otherwise, except that Signature may assign its rights under this Agreement in whole or in part to a subsidiary or other Affiliate of Signature (including but not limited to any subsidiary or Affiliate of Signature formed or acquired following the date hereof) or to any lender of Signature as security for any financing; provided, however, that such assignment shall not relieve Signature of its obligations hereunder.

     10.4 SECTION HEADINGS.  The section headings contained in this Agreement
          ----------------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     10.5 COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.6 AMENDMENT.  Except as hereinafter provided, this Agreement may not be
          ---------
amended except by a writing signed by the party to be charged.

     10.7 ENTIRE AGREEMENT.  This Agreement and the Lock-Up Letters constitute
          ----------------
the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     10.8 BINDING EFFECT.  Subject to Section 10.3, this Agreement shall be
          --------------
binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     10.9 SEVERABILITY.  In case any provision in this Agreement shall be held
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


SIGNATURE RESORTS, INC.             PLANTATION RESORTS GROUP, INC.


By:                                   By:
   ------------------------              -------------------------
Name:                                 Name:
     ----------------------                -----------------------
Title:                                Title:
      ---------------------                 ----------------------
        (CORPORATE SEAL)                      (CORPORATE SEAL)


PRIMAVERA ACQUISITION CORP.


By:
   ------------------------
Name:
     ----------------------
Title:
      ---------------------
        (CORPORATE SEAL)

               JOINDER OF PRG SHAREHOLDERS AND BENEFICIAL OWNERS
               -------------------------------------------------

     The undersigned PRG Beneficial Owners join in and execute the foregoing Agreement for the purposes of set forth in the Agreement.


                                    --------------------------------
                                    ROBERT T. GOW


                                    --------------------------------
                                    KAY F. GOW


                                    BUSH CONSTRUCTION COMPANY


                                    By:
                                       -----------------------------


                                    OFFSITE INTERNATIONAL, INC.


                                    By:
                                       -----------------------------


                                    PLANTATION GROUP, L.L.C.


                                    By:
                                       -----------------------------


                                    --------------------------------
                                    DAVID E. LEGERE


                                    --------------------------------
                                    PATRICIA LEGERE


                                    --------------------------------
                                    MARC B. SHARP

                                    --------------------------------
                                    MICHELE Z.BALL


                                    --------------------------------
                                    JOHN J. DIGGES